                                                                     Exhibit 2.1

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                      among

                          WESTERN DIGITAL CORPORATION,

                               STATE M CORPORATION

                                       and

                               KOMAG, INCORPORATED

                            dated as of June 28, 2007

================================================================================

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                    ------
ARTICLE I The Offer.............................................................        1
     SECTION 1.01. The Offer....................................................        1
     SECTION 1.02. Company Actions..............................................        4
     SECTION 1.03. Top-Up Option................................................        5
ARTICLE II The Merger...........................................................        6
     SECTION 2.01. The Merger...................................................        6
     SECTION 2.02. Closing......................................................        7
     SECTION 2.03. Effective Time of the Merger.................................        7
     SECTION 2.04. Effects of the Merger........................................        7
     SECTION 2.05. Certificate of Incorporation and Bylaws......................        7
     SECTION 2.06. Directors....................................................        7
     SECTION 2.07. Officers.....................................................        7
     SECTION 2.08. Merger Without Meeting of Stockholders.......................        8
ARTICLE III Effect of the Merger on the Capital Stock of the Constituent
     Corporations; Exchange of Certificates.....................................        8
     SECTION 3.01. Effect on Capital Stock......................................        8
     SECTION 3.02. Exchange of Certificates.....................................        9
ARTICLE IV Representations and Warranties.......................................       11
     SECTION 4.01. Representations and Warranties of the Company................       11
     SECTION 4.02. Representations and Warranties of Parent and Sub.............       40
ARTICLE V Covenants Relating to Conduct of Business.............................       43
     SECTION 5.01. Conduct of Business..........................................       43
     SECTION 5.02. No Solicitation..............................................       47
ARTICLE VI Additional Agreements................................................       51
     SECTION 6.01. Preparation of the Proxy Statement; Stockholders Meeting.....       51
     SECTION 6.02. Access to Information; Confidentiality.......................       52
     SECTION 6.03. Reasonable Best Efforts; Consultation and Notice.............       53
     SECTION 6.04. Equity Awards................................................       56
     SECTION 6.05. Indemnification, Exculpation and Insurance...................       58
     SECTION 6.06. Fees and Expenses............................................       59
     SECTION 6.07. Public Announcements.........................................       60
     SECTION 6.08. Sub Compliance...............................................       61
     SECTION 6.09. Directors....................................................       61
     SECTION 6.10. Convertible Notes............................................       62
     SECTION 6.11. Parent and Sub Financing.....................................       62
     SECTION 6.12. Employee Benefits............................................       63
     SECTION 6.13. 401(k) Plan..................................................       64
     SECTION 6.14. FIRPTA Certificate...........................................       64
ARTICLE VII Conditions Precedent................................................       64
     SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger...       64
ARTICLE VIII Termination, Amendment and Waiver..................................       64

     SECTION 8.01. Termination..................................................      64
     SECTION 8.02. Effect of Termination........................................      66
     SECTION 8.03. Amendment....................................................      66
     SECTION 8.04. Extension; Waiver............................................      66
     SECTION 8.05. Approval of Independent Directors............................      67
ARTICLE IX General Provisions...................................................      67
     SECTION 9.01. Nonsurvival of Representations and Warranties................      67
     SECTION 9.02. Notices......................................................      67
     SECTION 9.03. Definitions..................................................      68
     SECTION 9.04. Exhibits and Schedules; Interpretation.......................      70
     SECTION 9.05. Counterparts.................................................      71
     SECTION 9.06. Entire Agreement; No Third-Party Beneficiaries...............      71
     SECTION 9.07. Governing Law................................................      71
     SECTION 9.08. Assignment...................................................      71
     SECTION 9.09. Consent to Jurisdiction; Service of Process; Venue...........      71
     SECTION 9.10. Waiver of Jury Trial.........................................      72
     SECTION 9.11. Enforcement..................................................      72
     SECTION 9.12. Consents and Approvals.......................................      72
     SECTION 9.13. Severability.................................................      72

Exhibits:

EXHIBIT A   Conditions to the Offer
EXHIBIT B   Form of Tender and Voting Agreement
EXHIBIT C   Form of Promissory Notes
EXHIBIT D   Form of Amended and Restated Certificate of Incorporation
            of the Surviving Corporation

                                    Glossary

TERM                                                                                SECTION
40% Proposal....................................................................    6.06(b)
401(k) Plan.....................................................................    6.13
50% Proposal....................................................................    6.06(b)
Acquisition Agreement...........................................................    5.02(b)
Acquisition Proposal ...........................................................    5.02(a)
Action of Divestiture...........................................................    6.03(a)
Adverse Recommendation Change...................................................    5.02(b)
Adverse Recommendation Change Notice............................................    5.02(b)
affiliate.......................................................................    9.03(a)
Agreement.......................................................................    Preamble
Alternative Financing...........................................................    6.11(a)
Appraisal Shares................................................................    3.01(e)
Benefit Agreements..............................................................    4.01(g)
Benefit Plans...................................................................    4.01(m)
business day....................................................................    9.03(b)
Certificate.....................................................................    3.01(d)
Certificate of Merger...........................................................    2.03
Closing.........................................................................    2.02
Closing Date....................................................................    2.02
Code............................................................................    1.01(e)
Commonly Controlled Entity......................................................    4.01(m)
Company.........................................................................    Preamble
Company Bylaws..................................................................    4.01(a)
Company Certificate.............................................................    2.05(a)
Company Common Stock............................................................    Recitals
Company Convertible Notes.......................................................    4.01(c)
Company Intellectual Property...................................................    4.01(p)
Company Letter..................................................................    4.01
Company Optionholders...........................................................    6.04(f)
Company Personnel...............................................................    4.01(g)
Company Registered Intellectual Property Rights.................................    4.01(p)
Company Source Code.............................................................    4.01(p)
Company Stock Options...........................................................    4.01(c)
Company Stock Option Notices....................................................    6.04(b)
Company Stock Plans.............................................................    4.01(c)
Company Stock Purchase Rights...................................................    4.01(c)
Company Stock Purchase Right Notices............................................    6.04(b)
Compensation Committee..........................................................    4.01(r)
Confidentiality Agreement.......................................................    5.02(a)
Contract........................................................................    4.01(d)
Debt Commitment Letter..........................................................    4.02(f)

DGCL............................................................................    2.01
Effective Time..................................................................    2.03
Employment Compensation Arrangement.............................................    4.01(r)
Environmental Claims............................................................    4.01(l)
Environmental Law...............................................................    4.01(l)
ERISA...........................................................................    4.01(m)
Exchange Act....................................................................    1.01(a)
Filed SEC Documents.............................................................    4.01(e)
Financing.......................................................................    4.02(f)
Foreign Benefit Plan............................................................    4.01(m)
GAAP............................................................................    4.01(e)
Governmental Entity.............................................................    4.01(d)
Hazardous Materials.............................................................    4.01(l)
HSR Act.........................................................................    4.01(d)
indebtedness....................................................................    9.01(c)
Indenture.......................................................................    4.01(c)
Independent Director............................................................    4.01(d)
Information Statement...........................................................    4.01(d)
Intellectual Property...........................................................    4.01(p)
Intellectual Property Rights....................................................    4.01(p)
In-The-Money Company Stock Options..............................................    6.04(f)
IRS.............................................................................    4.01(m)
Judgment........................................................................    4.01(d)
knowledge.......................................................................    9.03(d)
Law.............................................................................    4.01(d)
Leased Real Property............................................................    4.01(o)
Legal Restraints................................................................    7.01(b)
Liens...........................................................................    4.01(b)
Major Customer..................................................................    4.01(i)
Major Customer Contract.........................................................    4.01(i)
Major Supplier..................................................................    4.01(i)
Major Supplier Contract.........................................................    4.01(i)
Material Adverse Effect ........................................................    9.03(e)
Merger..........................................................................    Recitals
Merger Consideration............................................................    3.01(d)
Minimum Tender Condition........................................................    Exhibit A
New Debt Financing Commitments..................................................    6.11(a)
Non-Affiliate Plan Fiduciary....................................................    4.01(m)
NYSE............................................................................    1.01(a)
Offer...........................................................................    Recitals
Offer Closing...................................................................    1.01(a)
Offer Closing Time..............................................................    1.01(a)
Offer Conditions................................................................    1.01(a)
Offer Documents.................................................................    1.01(c)

Offer Price.....................................................................    Recitals
Option Per Share Merger Consideration...........................................    6.04(a)
Owned Real Property.............................................................    4.01(o)
Parent..........................................................................    Preamble
Paying Agent....................................................................    3.02(a)
Permits.........................................................................    4.01(j)
Permitted Liens.................................................................    4.01(i)
person..........................................................................    9.03(f)
Proxy Statement.................................................................    4.01(d)
Release.........................................................................    4.01(l)
Representatives.................................................................    5.02(a)
Schedule 14D-9..................................................................    1.02(b)
SEC.............................................................................    1.01(a)
SEC Documents...................................................................    4.01(e)
Section 262.....................................................................    3.01(e)
Securities Act..................................................................    4.01(e)
Source Code Disclosure Agreement................................................    4.01(p)
SOX.............................................................................    4.01(e)
Specified Contracts.............................................................    4.01(i)
Stockholder Approval............................................................    4.01(d)
Stockholders Meeting............................................................    6.01(b)
Sub.............................................................................    Preamble
Subsidiary......................................................................    9.03(g)
Superior Proposal...............................................................    5.02(a)
Surviving Corporation...........................................................    2.01
tax return......................................................................    4.01(n)
taxes...........................................................................    4.01(n)
taxing authority................................................................    4.01(n)
Termination Date................................................................    8.01(b)
Termination Fee.................................................................    6.06(b)
Top-Up Option...................................................................    1.03(a)
Top-Up Shares...................................................................    1.03(a)
Transferred Employees...........................................................    6.12
Voting and Tender Agreement.....................................................    Recitals

      AGREEMENT AND PLAN OF MERGER dated as of June 28, 2007 (this "Agreement"), by and among Western Digital Corporation, a Delaware corporation ("Parent"), State M Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Komag, Incorporated, a Delaware corporation (the "Company").

      WHEREAS Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, in furtherance of the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), at a price per share of Company Common Stock of $32.25 (such amount, or any other amount per share paid pursuant to the Offer and this Agreement, the "Offer Price"), net to the seller in cash, without interest, on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS the Boards of Directors of each of the Company, Parent and Sub have each unanimously approved the Offer and the merger of Sub with and into the Company (the "Merger"), on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger; and

      WHEREAS concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent to enter into this Agreement, certain stockholders of the Company are entering into an agreement with Parent in substantially the form attached as Exhibit B hereto pursuant to which such stockholders shall agree, among other things, to tender their shares of Company Common Stock into the Offer (the "Voting and Tender Agreement").

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                    The Offer

      SECTION 1.01. The Offer. (a) Subject to the conditions of this Agreement and the proviso in the first sentence of Section 1.02(b), as promptly as practicable (but in no event later than 10 business days) after the date of this Agreement, Sub shall, and Parent shall cause Sub to, commence, within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Offer; provided that, if the Company is unable to file the Schedule 14D-9 on the same day Parent is prepared to commence the Offer, then such 10-business day period shall be tolled until such time as the Company is prepared to file the Schedule 14D-9 with the SEC. The obligations of Sub to, and of Parent to cause Sub to, accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer shall be subject only to the conditions set forth in Exhibit A (the "Offer Conditions"). The initial expiration date of the Offer shall be midnight, New York City time, on the 20th business day immediately following the commencement of the Offer (determined pursuant to Rule 14d-1(g)(3) under the Exchange Act). Subject to applicable Law, Sub expressly reserves the right to, in its sole discretion, waive, in whole or in part, any Offer Condition at any time prior to the expiration of the Offer or modify the terms of the Offer; provided, however, that, without the prior written consent of the Company, Sub shall not (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the Offer Price, (iii) waive the Minimum Tender Condition or the conditions to the Offer set forth in lettered paragraph (b) of Exhibit A or numbered paragraph (i) of Exhibit A, (iv) add to the conditions set forth in Exhibit A or modify any Offer Condition (other than as required by Law, the SEC or its Staff in a manner that is not adverse to the holders of Company Common Stock), (v) except as otherwise provided in this Section 1.01(a), extend the Offer, (vi) change the form of consideration payable in the Offer or (vii) otherwise amend the Offer in any manner adverse to the holders of Company Common Stock or any manner that would result in any mandatory extension of the Offer (other than an increase in the Offer Price in response to an Acquisition Proposal). Notwithstanding anything in this Agreement to the contrary: (A) in the event that any of the Offer Conditions (including the Minimum Tender Condition or any of the other Offer Conditions set forth in Exhibit A) is not satisfied or waived (if permitted hereunder) as of immediately prior to the expiration of the Offer (as it may be extended from time to time pursuant to and in accordance with this Section 1.01(a)), Sub shall, and Parent shall cause Sub to, extend the Offer for successive extension periods of up to 10 business days each (or (x) any longer period as may be mutually agreed by Parent and the Company or (y) any shorter period ending on the Termination Date, if applicable) in order to permit the satisfaction of all of the conditions to the Offer; and
(B) Sub shall, and Parent shall cause Sub to, extend the Offer for any period required by any rule, regulation, interpretation or position of the New York Stock Exchange (the "NYSE") or the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer; provided, however, that Sub shall not be required to (and Parent shall not be required to cause Sub to) extend the Offer beyond the Termination Date. On the terms and subject to the conditions of the Offer and this Agreement, Sub shall, and Parent shall cause Sub to, accept and pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer promptly (within the meaning of Section 14e-1(c) promulgated under the Exchange Act) after the expiration date of the Offer (as it may be extended from time to time pursuant to and in accordance with this

Section 1.01(a)). Acceptance for payment of shares of Company Common Stock pursuant to the Offer is referred to in this Agreement as the "Offer Closing", and the time at which the Offer Closing occurs is referred to in this Agreement as the "Offer Closing Time". Sub expressly reserves the right to, in its sole discretion, provide for a "subsequent offering period" in accordance with Rule 14d-11 under the Exchange Act, and the Offer Documents shall provide for such a reservation of right.

      (b) The Offer Price shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Offer Closing in accordance with the terms of this Agreement.

      (c) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). The Company shall furnish to Parent and Sub all information concerning the Company required by the Exchange Act to be set forth in the Offer Documents. Each of Parent, Sub and the Company shall promptly correct any information supplied by it for inclusion or incorporation by reference in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and disseminated to the stockholders of the Company, in each case as and to the extent required by applicable Federal securities Laws, the SEC or its staff or the NYSE. Parent and Sub shall promptly notify the Company upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Offer Documents, and shall provide the Company with copies of all correspondence between them and their representatives, on the one hand, and the SEC, on the other hand. Unless the Board of Directors of the Company has effected an Adverse Recommendation Change, prior to the filing of the Offer Documents (including any amendment or supplement thereto) with the SEC or dissemination thereof to the stockholders of the Company, or responding to any comments of the SEC with respect to the Offer Documents, Parent and Sub shall provide the Company a reasonable opportunity to review and comment on such Offer Documents or response (including the proposed final version thereof).

      (d) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to pay for any shares of Company Common Stock that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

      (e) Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Offer to any holder of shares of Company Common Stock such amounts as Sub is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Sub.

      SECTION 1.02. Company Actions. (a) The Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement.

      (b) The Company file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, together with any supplements or amendments thereto, the "Schedule 14D-9"), and shall use its reasonable best efforts to file the Schedule 14D-9 with the SEC on the date the Offer Documents are filed with the SEC and mail the Schedule 14D-9 to the stockholders of the Company with the Offer Documents. Parent and Sub shall furnish to the Company all information concerning Parent and Sub required by the Exchange Act to be set forth in the Schedule 14D-9. Each of the Company, Parent and Sub shall promptly correct any information supplied by it for inclusion or incorporation by reference in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the stockholders of the Company, in each case as and to the extent required by applicable Federal securities Laws, the SEC or its staff or the Nasdaq Global Select Market. Unless the Board of Directors of the Company has effected an Adverse Recommendation Change, the Company shall promptly notify Parent upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Schedule 14D-9, and shall provide Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC, on the other hand. Unless the Board of Directors of the Company has effected an Adverse Recommendation Change (and except for any Schedule 14D-9 filing in which the Company discloses an Adverse Recommendation Change), prior to the filing of the Schedule 14D-9 (including any amendment or supplement thereto) with the SEC or mailing thereof to the stockholders of the Company, or responding to any comments of the SEC with respect to the Schedule 14D-9, the Company shall provide Parent a reasonable opportunity to review and comment on such Schedule 14D-9 or response (including the proposed final version thereof).

      (c) In connection with the Offer and the Merger, the Company shall cause its transfer agent to furnish Parent and Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to holders of Company Common Stock. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Parent and Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession or control.

      (d) At any time after the Offer Closing Time, Parent may request the Company to take all necessary actions, and the Company agrees to take such actions, to deregister the Company Common Stock under the Exchange Act and/or to delist the Shares from the Nasdaq Global Select Market if (A) such actions are otherwise permitted under applicable Law, and (B) such actions are reasonably expected to permit the Closing to occur sooner than it would otherwise occur.

      (e) Unless the Board of Directors of the Company has effected an Adverse Recommendation Change, the Company hereby consents to the inclusion of the recommendation described in Section 4.01(d) in the Offer Documents. If the Board of Directors of the Company has effected an Adverse Recommendation Change, neither Sub nor Parent may include the recommendation described in Section 4.01(d) in the Offer Documents without the Company's prior written consent. Unless the Board of Directors of the Company has effected an Adverse Recommendation Change, the Company shall include the recommendation described in
Section 4.01(d) in the Schedule 14D-9.

      SECTION 1.03. Top-Up Option. (a) The Company hereby grants to Sub an irrevocable option (the "Top-Up Option"), exercisable only on the terms and conditions set forth in this Section 1.03, to purchase at a price per share equal to the Offer Price paid in the Offer that number of newly issued shares of Company Common Stock (the "Top-Up Shares") equal to the lowest number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock directly or indirectly owned by Parent at the time of exercise of the Top-Up Option shall constitute one share more than 90% of the shares of Company Common Stock outstanding immediately after the issuance of the Top-Up Shares; provided, however, that the Top-Up Option shall not be exercisable for a number of shares of Company Common Stock in excess of the shares of Company Common Stock authorized and unissued at the time of exercise of the Top-Up Option. Provided that no applicable law, rule, regulation, order, injunction or other legal impediment shall make the exercise of the Top-Up Option or the issuance of the Top-Up

Option Shares pursuant thereto illegal, the Top-Up Option shall be exercisable at any time following the Offer Closing and prior to the earlier to occur of (a) the Effective Time and (b) the termination of this Agreement in accordance with its terms. Sub may only exercise the Top-Up Option on a single occasion after the expiration of the Offer and in any case only if, as a result of and immediately following the issuance of the Top-Up Shares, Parent will directly or indirectly hold one share more than 90% of the shares of Company Common Stock then outstanding (after giving effect to the issuance of the Top-Up Shares).

      (b) The parties shall cooperate to ensure that the issuance and delivery of the Top-Up Shares comply with all applicable Law, including compliance with an applicable exemption from registration of the Top-Up Shares under the Securities Act. In the event Sub wishes to exercise the Top-Up Option, Sub shall give the Company one business day prior written notice, specifying (i) the number of shares of the Company Common Stock directly or indirectly owned by Parent at the time of such notice and (ii) a place and a time for the closing of such purchase. The Company shall, as soon as practicable following receipt of such notice, deliver written notice to Sub specifying, based on the information provided by Sub in its notice, the number of Top-Up Shares. At the closing of the purchase of Top-Up Shares, the purchase price owed by Sub to the Company therefor shall be paid to the Company (i) in an amount of cash equal to the aggregate par value of the Top-Up Shares, by wire transfer or cashier's check, and (ii) by issuance by Sub to the Company of a promissory note in the form of Exhibit C with a principal amount equal to the remaining exercise price of the Top-Up Shares. Parent and Sub understand that the shares of Company Common Stock which Sub will acquire upon exercise of the Top-Up Option will not be registered under the Securities Act and will be issued in reliance upon an exemption thereunder for transactions not involving a public offering. Parent and Sub represent and warrant to the Company that Sub is, or will be upon the purchase of the Top-Up Shares, an Accredited Investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Sub agrees that the Top-Up Shares to be acquired upon exercise of the Top-Up Option are not being acquired with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

                                   ARTICLE II

                                   The Merger

      SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

      SECTION 2.02. Closing. The closing of the Merger (the "Closing") will take place at 5:30 a.m., California time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VII, at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, California 92660, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VII shall not have been satisfied or waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

      SECTION 2.03. Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

      SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

      SECTION 2.05. Certificate of Incorporation and Bylaws. (a) Subject to the terms of Section 6.05(a), the Amended and Restated Certificate of Incorporation of the Company (the "Company Certificate") shall be amended at the Effective Time to read in the form of Exhibit D hereto and, as so amended, the Company Certificate shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

      (b) Subject to the terms of Section 6.05(a), the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

      SECTION 2.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      SECTION 2.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      SECTION 2.08. Merger Without Meeting of Stockholders. Notwithstanding anything in this Agreement to the contrary, if, following the Offer Closing Time, Parent or any direct or indirect Subsidiary of Parent shall own at least 90% of the outstanding shares of Company Common Stock, pursuant to the Offer or otherwise (including as a result of the exercise of the Top-Up Option and the issuance of the Top-Up Shares pursuant thereto), the parties hereto shall, subject to Article VII hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the satisfaction of such threshold, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                  ARTICLE III

   Effect of the Merger on the Capital Stock of the Constituent Corporations;
                            Exchange of Certificates

      SECTION 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock, or the holder of any shares of capital stock of Sub:

      (a) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub, par value $0.01 per share, shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

      (b) Cancellation of Treasury Stock and Parent- and Sub-Owned Stock. All shares of Company Common Stock that are owned as treasury stock by the Company or owned by Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

      (c) Company Subsidiary-Owned Shares. Each share of Company Common Stock that is owned, directly or indirectly, by any Company Subsidiary immediately prior to the Effective Time shall be converted into such number of shares of common stock of the Surviving Corporation such that each such Company Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

      (d) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled in accordance with Section 3.01(b) and (ii) except as provided in Section 3.01(e), the Appraisal Shares) shall be converted into the right to receive from the Surviving Corporation, in cash and without interest, the Offer Price paid in the Offer (the "Merger Consideration"). At the Effective Time such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares

(a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with the terms of this Agreement. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax Law, such withholding to be pursuant to the terms of Section 3.02(f) and any applicable tax Law.

      (e) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive from the Surviving Corporation, in cash and without interest, the Merger Consideration as provided in Section 3.01(d), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of
Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive from the Surviving Corporation, in cash and without interest, the Merger Consideration as provided in Section 3.01(d). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of any such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

      SECTION 3.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the "Paying Agent"), and, promptly after the Effective Time (and from time to time thereafter, if necessary), Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 3.01(d) upon surrender of Certificates, it being understood that any and all interest or other amounts earned with respect to funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

      (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash equal to the Merger Consideration that such holder has the right to receive pursuant to Section 3.01(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, payment of the Merger Consideration in exchange therefor may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

      (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the close of business on the day on which the Effective Time occurs, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article III.

      (d) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash that would otherwise have been payable in respect of any Certificate which is delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to two years after the Effective

Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      (e) Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay the Merger Consideration in respect of such lost, stolen, defaced or destroyed Certificate.

      (f) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration or other amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

      (g) Termination of Fund. At any time following the date six months after the Effective Time, Parent or the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest or other amounts earned with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter, subject to time limitations in Section 3.01(d), such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon.

                                   ARTICLE IV

                         Representations and Warranties

      SECTION 4.01. Representations and Warranties of the Company. Except as set forth in the letter delivered by the Company to Parent at least three business days prior to the date of this Agreement (the "Company Letter") (it being understood that any information set forth in one section or subsection of the Company Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to which the relevance of such disclosure is reasonably apparent on its face), the Company represents and warrants to Parent and Sub as follows:

      (a) Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate or company power and authority to carry on its business as now being conducted and as proposed by the Company to be conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary or desirable, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except, in the case of clause (i) above, with respect to the Company) would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Company Certificate and the Amended and Restated Bylaws of the Company (the "Company Bylaws") and the certificate of incorporation and bylaws (or similar organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since January 1, 2004. The Company has made available to Parent complete and correct copies of all resolutions of the Board of Directors of the Company, and each committee thereof, in respect of this Agreement and the transactions contemplated hereby.

      (b) Subsidiaries. Section 4.01(b) of the Company Letter sets forth a complete and correct list of each Subsidiary of the Company and its place and form of organization. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are owned by the Company, by another wholly owned Subsidiary of the Company or by the Company and another wholly owned Subsidiary of the Company, free and clear of all pledges, claims, liens, options, security interests or other encumbrances of any kind or nature whatsoever (collectively, "Liens"), except for transfer restrictions imposed by applicable securities Laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person, except for non-controlling investments made in the ordinary course of business.

      (c) Capital Structure. (i) The authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock. At the close of business on June 27, 2007, (A) 30,359,747 shares of Company Common Stock (excluding treasury shares but including 1,036,090 shares subject to vesting) were issued and outstanding, (B) no shares of Company Common Stock were held by the Company as treasury shares, (C) 617,302 shares of Company Common Stock were subject to outstanding options to acquire shares of Company Common Stock pursuant to the Company's Amended and Restated 2002 Qualified Stock Plan (the "Company Stock Plan") (such options, together with any other stock options granted after June 26, 2007, under the Company Stock Plans pursuant to the terms of this Agreement or as disclosed in the Company Letter, the "Company Stock Options"), (D) 12,500 shares of Company Common Stock were subject to outstanding stock purchase rights under the Company's Deferred Compensation Plan and the Company Stock Plan (such stock purchase rights, together with any other stock purchase rights granted after June 26, 2007, under the Company Stock Plan pursuant to the terms of this Agreement or as disclosed in the Company Letter, the "Company Stock Purchase Rights"), and (E) the Company's outstanding 2.125% Convertible Subordinated Notes due 2014 of the Company (the "Company Convertible Notes") issued pursuant to the Indenture, dated as of March 28, 2007, by and between the Company and U.S. Bank National Association, as trustee (the "Indenture") are in the aggregate convertible into a maximum of 7,631,250 shares of Company Common Stock. An aggregate of 4,942,762 shares of Company Common Stock are reserved for future issuance pursuant to the Company Stock Plan. Other than the Company Stock Plan, there is no plan or other Contract providing for the grant of options exercisable for or into shares of Company Common Stock by the Company or any of its Subsidiaries. No shares of Company Common Stock are owned by any Subsidiary of the Company. The Company has delivered to Parent (1) a complete, correct and accurate list, as of the close of business on June 26, 2007, of all outstanding Company Stock Options and Company Stock Purchase Rights, the number of shares subject to each such Company Stock Option and Company Stock Purchase Right, the grant date, exercise price per share, vesting schedule and expiration date of each such Company Stock Option and Company Stock Purchase Right and the name of the holder thereof and an indication of whether or not each such holder is a current employee of the Company or any of its Subsidiaries and whether or not each such Company Stock Option is intended to qualify as an "incentive stock option" under Section 422 of the Code and (2) the forms of Company Stock Option and Company Stock Purchase Right grant agreements pursuant to which any such awards were granted. As of the date of this Agreement, other than the Company Stock Options, Company Stock Purchase Rights and the Company Convertible Notes, there are no outstanding rights of any person to receive Company Common Stock under the Company Stock Plan or the Company Deferred Compensation Plan or otherwise, on a deferred basis or otherwise. All Company Stock Options, Company Stock Purchase Rights and any other shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards or other rights to acquire any Company Common Stock or interests or other rights linked to the value of the Company Common Stock or the value of the Company or any part thereof, in each case whether currently outstanding or previously issued under the

Company Stock Plan, the Company Deferred Compensation Plan or any similar equity plan previously in existence, granted on or after June 30, 2002 were (other than Company Stock Purchase Rights) granted with an exercise price or strike price not less than the fair market value of the Company Common Stock on the grant date and were granted in material compliance with the applicable equity plan and the rule of the Nasdaq Global Select Market or other securities exchange on the Company Common Stock was traded on the grant date.

            (ii) Except as set forth in Section 4.01(c)(i), as of the close of business on June 26, 2007, no shares of capital stock of, or other equity or voting interests in, the Company, or securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards or other rights to acquire any such stock or interests, or other rights that are linked to the value of the Company Common Stock or the value of the Company or any part thereof, were issued, reserved for issuance or outstanding. Since June 26, 2007, (A) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than issuances of shares of Company Common Stock pursuant to the exercise of Company Stock Options or Company Stock Purchase Rights or the conversion of Company Convertible Notes, in each case outstanding as of June 26, 2007, and only if and to the extent permitted by their terms as in effect on such date and (B) there have been no issuances by the Company of securities convertible into, or exchangeable or exercisable for, or options, warrants, shares of deferred stock, restricted stock awards, stock appreciation rights, phantom stock awards or other rights to acquire, any such stock or interests, or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof.

            (iii) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued pursuant to the Company Stock Plan or the Company Convertible Notes will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights (other than those that may be imposed by applicable securities Laws). Other than the Company Convertible Notes, there are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries (other than intercompany indebtedness) or any other securities (other than shares of Company Common Stock), instruments or obligations of the Company or any of its Subsidiaries, in each case, which has or which by its terms may have at any time (whether actual or contingent) the right to vote (or which is convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote. Except as set forth in this Section 4.01(c), there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. No Company Stock Option is an "incentive stock option" under Section 422 of the Code. Except pursuant to the exercise or tax withholding provisions of the agreements under which Company Stock Options and Company Stock Purchase Rights were granted, there are no outstanding contractual or other obligations of the Company or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (II) vote or dispose of any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Company is not a party to any voting agreements with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the knowledge of the Company, as of the date of this Agreement there are no irrevocable proxies and no voting agreements with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. All Company Stock Options and Company Stock Purchase Rights may, by their terms, be treated in accordance with
      Section 6.04(a).

            (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger if required by applicable Law, to the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock in favor of adopting this Agreement (the "Stockholder Approval"), and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, subject, in the case of the Merger if required by applicable Law, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions
(i) approving and declaring advisable this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the terms of the Offer and the Merger are fair to the Company's stockholders, (iv) recommending that the Company's stockholders accept the Offer, tender their shares of Company Common Stock pursuant to the Offer and, if required by applicable Law, adopt this Agreement and (v) acknowledging that each member of the Compensation Committee approving any employment compensation, severance or other employee benefit arrangement as set forth in Section 4.01(t) is an "independent director" within the meaning of Rule 4200(a)(15) of The Nasdaq National Market, Inc. (an "Independent Director"), which resolutions, except to the extent permitted by
Section 5.02, have not been rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement, the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or automatically result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under (including any right of a holder of a security of the Company or any of its Subsidiaries to require the Company or any of its Subsidiaries to acquire such security), any provision of (A) the Company Certificate or the Company Bylaws or the certificate of incorporation or bylaws (or similar organizational documents) of any of its Subsidiaries, (B) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement (including purchase orders), instrument, arrangement, understanding, obligation, undertaking or license, whether written or, to the Company's knowledge oral, in each case that is legally binding (each, including all amendments thereto, a "Contract") or Permit to which the Company or any of its Subsidiaries is a party or bound by or any of their respective properties or assets are bound by or subject to or otherwise under which the Company or any of its Subsidiaries has rights or benefits or (C) subject to the governmental filings and other matters referred to in the second following sentence, any (1) Federal, state or local, domestic or foreign, statute, law, code, ordinance, rule, guidance or regulation of any Governmental Entity (each, a "Law") or (2) Federal, state or local, domestic or foreign, judgment, injunction, order, writ or decree of any Governmental Entity (each, a "Judgment"), in each case, applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, breaches, defaults, rights, terminations, cancellations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for
(I) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (II) the filing with the SEC of (w) the Schedule 14D-9, (x) a proxy statement relating to the adoption of this Agreement by the Company's stockholders, if required by applicable Law (as amended or supplemented from time to time, the "Proxy Statement"), (y) an information statement required in connection with the Offer under Rule 14f-1 under the Exchange Act (as amended or supplemented from time to time, the "Information Statement") and (z) such reports under the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (III) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (IV) any filings required under the rules and regulations of The Nasdaq Global Select Market or the National Association of Securities Dealers, Inc. and (V) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (e) SEC Documents. (i) The Company has made available to Parent, or the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC contains in a publicly available format, complete and correct copies of all reports, schedules, forms, statements and other documents filed with or furnished to the SEC by the Company since January 1, 2004 (together with all information incorporated therein by reference, the "SEC Documents"). Since January 1, 2004, the Company has filed with or furnished to the SEC each report, schedule, form, statement or other document or filing required by Law to be filed or furnished at or prior to the time so required. No Subsidiary of the Company is required to file or furnish any report, schedule, form, statement or other document with, or make any other filing with, or furnish any other material to, the SEC. As of their respective dates, each of the SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") and the Exchange Act, in each case, applicable to such SEC Document, and none of the SEC Documents at the time it was filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Parent copies of all comment letters received by the Company from the SEC since January 1, 2004, and relating to the SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC.

As of the date of this Agreement, to the knowledge of the Company, none of the SEC Documents is the subject of any ongoing review by the SEC. The financial statements (including the related notes) of the Company included in the SEC Documents complied, at the time the respective statements were filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in effect from time to time in the United States of America ("GAAP") (except, in the case of interim financial statements, as permitted by the SEC under Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly financial statements, to normal and recurring year-end audit adjustments). Except as set forth in the Company's unaudited financial statements for the quarter ended April 1, 2007 included in the Filed SEC Documents, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than (A) liabilities and obligations expressly permitted or contemplated by this Agreement, (B) liabilities and obligations incurred in the ordinary course of business consistent with past practice, or (C) liabilities and obligations that would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, a "Filed SEC Document" is any SEC Document filed or furnished and publicly available prior to the date of this Agreement.

            (ii) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (collectively, "SOX") applicable to it.

            (iii) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or any of its Subsidiaries published financial statements or other SEC Documents.

            (iv) The Company maintains "internal control over financial reporting" (as defined in Rule 13a-15(f) under the Exchange Act) in compliance with the Exchange Act.

            (v) The Company maintains "disclosure controls and procedures" (as defined in Rule 13a-15(e) under the Exchange Act) in compliance with the Exchange Act.

            (f) Information Supplied. None of the information included or incorporated by reference in the Schedule 14D-9, the Information Statement or the Proxy Statement (and none of the information supplied by the Company specifically for inclusion or incorporation by reference in the Offer Documents) will, in the case of the Schedule 14D-9, the Information Statement and the Offer Documents, at the respective times the Schedule 14D-9, the Information Statement and the Offer Documents are filed with the SEC or first published, sent or given to the Company's stockholders or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference in Schedule 14D-9, the Information Statement or the Proxy Statement based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

            (g) Absence of Certain Changes or Events. Since April 1, 2007 there has not been any Material Adverse Effect or any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, has had a Material Adverse Effect. Since April 1, 2007 through the date hereof, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and there has not been: (A) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its Subsidiaries' capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, (C)(1) any grant by the Company or any of its Subsidiaries to any current or former director, officer, employee, contractor or consultant of the Company or any of its Subsidiaries (collectively, "Company Personnel") of any bonus opportunity, any loan or any increase in any type of compensation or benefits, except for normal grants and increases, in each case, prior to the date of this Agreement in the ordinary course of business consistent with past practice, or (2) any payment by the Company or any of its Subsidiaries to any Company Personnel of any bonus, except for bonuses paid prior to the date of this Agreement in the ordinary course of business consistent with past practice, (D) any grant by the Company or any of its Subsidiaries to any Company Personnel of any severance, change in control, retention, termination or similar compensation or benefits or increases therein, (E) any adoption of or entry by the Company or any of its Subsidiaries into, any amendment of or modification to or agreement to amend or modify (or announcement of an intention to amend or modify), or any termination of, (1) any change in control, severance or termination or similar Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, or (2) any Contract between the Company or any of its Subsidiaries, on the one hand, and any Company Personnel, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement (all such Contracts under this clause (F), including any such Contract which is entered into on or after the date of this Agreement, collectively with (x) any current employment, deferred compensation, employee benefit, loan, indemnification, equity or equity-based or related compensation, consulting or similar Contract between the Company and its Subsidiaries, on the one hand, and any Company Personnel on the other hand, and
(y) any trust or insurance Contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Company Personnel, "Benefit Agreements"), (G) the removal or modification of any restrictions on or terms of any incentive award (including any equity or equity-based or related compensation), (H) the taking of any action to accelerate the vesting or payment of any compensation or benefits under any Benefit Plan or Benefit Agreement disclosed on Section 4.01(m) of the Company Letter, (I) any material change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required by GAAP or applicable Law, (J) any material tax election or change in any material tax election or any settlement or compromise of any material income tax liability, (K) any write-down by the Company or any of its Subsidiaries of any of the material assets of the Company or any of its Subsidiaries, or (L) any agreement with regard to the acquisition, disposition or licensing of any material Intellectual Property or rights thereto, other than nonexclusive licenses granted in the ordinary course of the business of the Company and its Subsidiaries consistent with past practice.

            (h) Litigation. As of the date of this Agreement, there are no material claims, actions, suits or judicial, administrative or regulatory proceedings pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries. There is no Judgment of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries and, to the knowledge of the Company, there is no investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Entity threatened or pending involving the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

            (i) Contracts. (i) Section 4.01(i) of the Company Letter contains a complete and correct list, as of the date of this Agreement, of:

            (A) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries, taken as whole;

            (B) each Contract pursuant to which the Company or any of its Subsidiaries has agreed not to compete with any person in any area or to engage in any activity or business;

            (C) each Contract to which the Company or any of its Subsidiaries is a party providing for exclusivity or pursuant to which the Company or any of its Subsidiaries is restricted in any material way, or which after the Effective Time would restrict Parent or any of its Subsidiaries in any material way, with respect to the development, manufacture, marketing or distribution of their respective products or services or otherwise with respect to the operation of their businesses;

            (D) each Contract to which the Company or any of its Subsidiaries is a party with any officer or director of the Company or any of its Subsidiaries involving the payment of salary in excess of $100,000 or more in any fiscal year;

            (E) each Contract (excluding purchase orders) under which the Company or any of its Subsidiaries has incurred any indebtedness in excess of $50,000;

            (F) any Contract currently in force relating to the acquisition or disposition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company or any of its Subsidiaries have continuing material obligations to jointly develop Intellectual Property that will not be owned, in whole or in part, by the Company or any of its Subsidiaries;

            (G) each Contract to which the Company or any of its Subsidiaries is a party creating or granting a material Lien (including material Liens upon any properties or assets acquired under conditional sales, capital leases or other title retention or security devices), other than (1) Liens for taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been recorded in accordance with GAAP, (2) Liens for assessments and other governmental charges or landlords', carriers', warehousemen's, mechanics', repairmen's, workers' and similar Liens incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (3) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations,
      (4) Liens in favor of depositary institutions or institutions where the

      Company or any of its Subsidiaries maintains a securities account, (5) leases and subleases, (6) easements, covenants, rights of way (recorded and unrecorded), and other similar restrictions, and zoning, building and other similar restrictions, in each case that do not adversely effect in any material respect the current use of the applicable property, (7) statutory, common law or contractual Liens of landlords and (8) Liens incurred in the ordinary course of business that are not reasonably likely to adversely interfere in a material way with the use of properties or assets encumbered thereby (the Liens listed on Section 4.01(i)(i)(G) of the Company Letter, together with the Liens described in the foregoing clauses (1) through (8) collectively, "Permitted Liens");

            (H) each Contract pursuant to which the Company or any of its Subsidiaries grants any person a right of first refusal, right of first offer or similar right with respect to the assets, properties or business of the Company or its Subsidiaries;

            (I) each Contract (1) which requires the Company or any of its Subsidiaries to make any purchases on a requirements or volume purchase basis for any period of time after the date hereof, (2) pursuant to which the Company or any of its Subsidiaries has agreed to provide a customer with its requirements or meet production volumes for any period of time after the date hereof, or (3) which requires the Company or any of its Subsidiaries to maintain the production of any products or provision of any services for any period of time after the date hereof;

            (J) each Contract pursuant to which the Company or any of its Subsidiaries has warranted customers that the Company's products will not be subject to any epidemic or wide-spread failures or defects or otherwise expressly assumed liability for such failures or defects;

            (K) each Contract to which the Company or any of its Subsidiaries is a party granting the other party to such Contract or a third party "most favored nation" pricing or terms that (1) applies to the Company or any of its Subsidiaries or (2) following the Effective Time, would apply to Parent or any of its Subsidiaries other than the Surviving Corporation;

            (L) each Contract to which the Company or any of its Subsidiaries is a party for any joint venture (whether in partnership, limited liability company or other organizational form) or material collaboration or similar arrangement;

            (M) each material Contract to which the Company or any of its Subsidiaries is a party entered into in the last three years in connection with the settlement or other resolution of any suit, claim, action, investigation or proceeding;

            (N) each Contract between the Company or any of its Subsidiaries and any of the five (5) largest customers of the Company and its Subsidiaries (determined on the basis of revenues received by the Company or any of its Subsidiaries for the four consecutive fiscal quarters ended March 31, 2007 (each such customer, a "Major Customer", and each such Contract, a "Major Customer Contract");

            (O) a list of the Company's and its Subsidiaries' largest suppliers (by dollars spent on purchases) for the period covering the fiscal year ended December 31, 2006 presented on the basis of commodity type (each such supplier, a "Major Supplier", and each such Contract, a "Major Supplier Contract");

            (P) except for the Contracts described above, each Contract that has aggregate future sums due to or from the Company or any of its Subsidiaries, taken as a whole, during the period commencing on the date of this Agreement and ending on the 12-month anniversary of this Agreement, in excess of $3 million; and

            (Q) any Contract, or group of Contracts with a person (or group of affiliated persons), the termination or breach of which would have a Material Adverse Effect and is not disclosed pursuant to clauses (A) through (P) above.

The Contracts of the Company or any of its Subsidiaries of the type referred to in clauses (A) through (Q) above and in Sections 4.01(o)(iii) and (p)(i) of the Company Letter are collectively referred to in this Agreement as "Specified Contracts". The Company has made available to Parent a complete and correct copy of each of the Specified Contracts, including all amendments thereto. Each Specified Contract is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law). Each of the Company and its Subsidiaries has performed or is performing all obligations required to be performed by it under the Specified Contracts and is not (with or without notice or lapse of time or both) in breach in any respect or default thereunder, and has not waived or failed to enforce any rights or benefits thereunder, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or prevent or materially delay consummation of the Offer, the Merger and the transactions contemplated by this Agreement. To the knowledge of the Company, no other party to any of the Specified Contracts is (with or without notice or lapse of time or both) in breach in any material respect or default thereunder, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, there has occurred no event giving (with or without notice or lapse of time or both) to others any right of termination, material amendment or cancellation of any Specified Contract.

            (ii) None of the Major Customers or Major Suppliers has terminated, failed to renew or requested any material amendment to any of its Major Customer Contracts or Major Supplier Contracts, or any of its existing relationships, with the Company or any of its Subsidiaries.

            (j) Permits; Compliance with Laws. (i) The Company and its Subsidiaries have in effect all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Entity (collectively, "Permits") that are necessary for them to own, lease or operate their properties and assets and to carry on their businesses as currently conducted, except where the failure to have any such Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The execution and delivery of this Agreement by the Company does not, and the consummation of the Offer, the Merger and the other transactions contemplated hereby and compliance with the terms hereof, would not reasonably be expected to cause the revocation or cancellation of any Permit, the revocation or cancellation of which would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in material liability to the Company or any of its Subsidiaries, each of the Company and its Subsidiaries is, and since January 1, 2004 has been, in compliance in all respects with all applicable Laws and Judgments. Neither the Company nor any of its Subsidiaries has received any written communication during the past three years from any person that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with, or is subject to liability under, any Permit, Law or Judgment or relating to the revocation or modification of any material Permit. Neither the Company nor any of its Subsidiaries has received any written notice that any investigation or review by any Governmental Entity is pending with respect to the Company or any of its Subsidiaries or any of the assets or operations of the Company or any of its Subsidiaries and to the knowledge of the Company, no such investigation or review has been threatened.

            (ii) The Company's Malaysian Subsidiary Komag USA (Malaysia) Sdn has qualified for "Pioneer Status" from the government of Malaysia for the Company's thin-film media venture in Malaysia, and such status is in full force and effect. Such Subsidiary is, and since January 1, 2004 has been, in compliance in all material respects with the requirements to maintain such status, and no condition or state of facts exists that could reasonably be expected to give rise to a loss of such status. Neither the Company nor any of its Subsidiaries has received any written communication that alleges that, and there is not grounds the Company or any of its Subsidiaries is not in compliance in all material respects with, or is subject to liability under, such status.

            (k) Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations. (i) Except as disclosed in the Filed SEC Documents, since April 1, 2007, none of the Company or any of its Subsidiaries has adopted, entered into, terminated, amended, modified or agreed to adopt, enter into, terminate, amend or modify (or announced an intention to adopt, enter into, terminate, amend or modify) in any material respect any Benefit Plans, or has made any change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan, or any change in the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined.

            (ii) As of the date of this Agreement, there are no collective bargaining agreements or other labor union Contracts to which the Company or any of its Subsidiaries is a party or by which any of them is bound. Since January 1, 2006, neither the Company nor any of its Subsidiaries has encountered any actual or, to the knowledge of the Company, threatened labor union organizing activity. Since January 1, 2004, there has been no actual or, to the knowledge of the Company, threatened strikes, work stoppages, slowdowns or lockouts with respect to any employees of the Company or any of its Subsidiaries. None of the employees of the Company or any of its Subsidiaries is represented by any union with respect to his or her employment by the Company or such Subsidiary. There are no unfair labor practice complaints pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, in each case before the National Labor Relations Board or any comparable Governmental Entity, except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole.

            (iii) Each of the Company and its Subsidiaries is, and since January 1, 2004, has been in compliance in all material respects with all applicable Laws and Judgments relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment, the calculation and payment of wages, hours, employment discrimination, disability rights or benefits, equal employment opportunity, affirmative action, and other hiring practices, labor relations, plant closures and layoffs, immigration, workers' compensation, employee leave issues, unemployment insurance, and the payment of social security and other taxes, except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has properly classified
      (i) employees as exempt from applicable overtime Laws and (ii) consultants as independent contractors under applicable Tax reporting, withholding and related laws, except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole. No claim, action, suit or judicial, administrative or regulatory proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries based on any alleged material violation of any employment Laws or Contracts.

            (iv) Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Since January 1, 2006, neither the Company nor any of its Subsidiaries has received any notice of intent by any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation or inquiry relating to the Company or any of its Subsidiaries, and to the knowledge of the Company, no such investigation or inquiry is in progress.

            (v) To the knowledge of the Company, no employee, officer or director of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any Contract with a former employer, including any confidentiality, non-competition or proprietary rights agreement, that in any way materially and adversely affects (i) the performance of his or her duties as an employee, officer or director of the Company or the Subsidiary, or (ii) the ability of the Company and each of its Subsidiaries to conduct the Business.

            (vi) To the knowledge of the Company, no employee, officer or director of the Company or any of its Subsidiaries is in violation, in any material respect, of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant to a former employer.

            (l) Environmental Matters. (i) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and has been since June 30, 2002, in compliance in all material respects with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any communication alleging that the Company or such Subsidiary is in violation of, or may have liability under, any Environmental Law; (ii) there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of Law, any liability or obligation that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; (iv) there are no aboveground or underground storage tanks, generators or known or suspected asbestos-containing materials at, on, under or about property owned, operated or leased by the Company or any of its Subsidiaries, nor, to the knowledge of the Company, were there any aboveground or underground storage tanks at, on, under or about any such property in the past; (v) neither the Company nor any of its Subsidiaries stores, generates, handles, recycles or disposes of Hazardous Materials at, on, under, about or from property owned or leased by the Company or any of its Subsidiaries, except in material compliance with Environmental Laws; (vii) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries and, to the knowledge of the Company, no such events, conditions, circumstances, activities, practices, incidents, actions or plans could reasonably be expected to arise in the future; and (viii) neither the Company nor any of its Subsidiaries are obligated to provide financial assurance under Environmental Law.

            (ii) Each of the Company and its Subsidiaries possess all material permits and is in compliance in all material respects with all Permits required under Environmental Laws for the conduct of their respective operations, all such material Permits are valid and in good standing and neither the Company nor any of its Subsidiaries has been advised by any Governmental Entity of any actual or potential change in any material respect in the status or terms and conditions of any such Permit.

            (iii) To the knowledge of the Company, there has been no Release of any Hazardous Material that could reasonably be expected to form the basis of any material Environmental Claim against the Company or any of its Subsidiaries or against any person whose liabilities for such Environmental Claims the Company or any of its Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law.

            (iv) The Company has made available to Parent or its counsel all Phase 1 and Phase II environmental reports and other soil and groundwater testing that that are in the possession of the Company and its Subsidiaries with respect to facilities owned or operated by the Company or any of its Subsidiaries after June 30, 2002.

            (v) For all purposes of this Agreement, (A) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, Judgments, demands, directives, claims, Liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of any kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resource damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (1) the presence or Release of, or exposure to, any Hazardous Material at any location or (2) the failure to comply with any Environmental Law; (B) "Environmental Law" means any Law, Judgment, legally binding agreement or Permit issued, promulgated or entered into by or with any Governmental Entity relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), Hazardous Materials, solid or hazardous waste, natural resources, worker safety or exposure of any individual to Hazardous Materials; (C) "Hazardous Materials" means any petroleum or petroleum products, radioactive materials or wastes, contaminants, pollutants, asbestos in any form, polychlorinated biphenyls, toxic substances and any other chemical, material, substance or waste including lead paint and radon that is prohibited, limited or regulated under any Environmental Law; and (D) "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture of any Hazardous Materials.

            (m) ERISA Compliance. (i) Section 4.01(m)(i) of the Company Letter sets forth a complete and correct list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all other material Benefit Agreements and collective bargaining agreement, and any material employment, bonus, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock repurchase right, stock option (including the Company Stock Plan), phantom stock, stock-based compensation, retirement, savings, severance, change in control, termination, disability, death benefit, and other similar fringe or employee benefit program, arrangement or understanding (whether oral or written, formal or informal, funded or unfunded and whether or not legally binding or subject to the Laws of the United States) sponsored, maintained, contributed to, or required to be maintained or contributed to, by the Company, any of its Subsidiaries or any other person that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or with respect to which the Company is otherwise jointly or severally liable under applicable Law (each, a "Commonly Controlled Entity") or with respect to which the Company or any of its Subsidiaries has or may in the future have any material liability (contingent or otherwise) (such plans, collectively, the "Benefit Plans"). The Company has made available to Parent complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plan, descriptions thereof) including (without limitation) all amendments thereto, and all related trust documents, (B) the two most recent annual reports, or such similar reports, statements, information returns required to be filed, with or delivered to any Governmental Entity, if any, with respect to each Benefit Plan (including reports filed on Form 5500),
(C) all Internal Revenue Service ("IRS") or Department of Labor determination, opinion, notification and advisory letters, or each pending application for a determination or approval letter, with respect to each Benefit Plan, (D) all material correspondence to or from any Governmental Authority received in the last two years with respect to each Benefit Plan (E) the most recent summary plan description (if any), and any summary of material modifications, prepared for each Benefit Plan for which such summary plan description is required under applicable Law, (F) each trust agreement and group annuity or insurance Contract and other documents relating to the funding or payment of compensation or benefits under any Benefit Plan, and (G) all material written agreements and contracts currently in effect, including (without limitation) administrative service agreements, group annuity contracts, and group insurance contracts, applicable to each Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and its Subsidiaries and all the Benefit Plans are in compliance in all material respects with applicable Law, including ERISA and the Code.

            (ii) All Benefit Plans intended to be tax qualified under the Code either (i) have been the subject of favorable determination letters from the IRS with respect to all tax Law changes with respect to which the IRS is currently willing to provide a determination letter to the effect that such Benefit Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked (nor, as of the date of this Agreement to the knowledge of the Company, has revocation been threatened) and to the Company's knowledge, no event has occurred since the date of the most recent determination letter or application therefor relating to any such Benefit Plan that could reasonably be expected to adversely affect the qualification of such Benefit Plan, or (ii) are still within the "remedial amendment period" as described in Section 401(b) and the regulations thereunder.

            (iii) Neither the Company nor any Commonly Controlled Entity currently sponsors or contributes to, nor has within the six-year period ending on the date hereof sponsored, maintained, contributed to, or been obligated to maintain or contribute to, nor has any actual or contingent liability under, any Benefit Plan that is or ever was (A) a "multiemployer plan" as defined in Section 3(37) of ERISA, (B) a plan described in
      Section 413 of the Code, (C) subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is or was otherwise a defined benefit pension plan or that provides for the payment of termination indemnities, or (D) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

            (iv) No Benefit Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), or is self-insured. No Benefit Plan provides benefits, and there are no understandings, written or oral, with respect to the provision of benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code or similar Law.

            (v) Except as expressly provided by this Agreement, no Company Personnel will be entitled to any severance, change in control, termination, bonus or other additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits as a result of the Offer, the Merger or any of the other transactions contemplated by this Agreement (alone or in combination with any other event) or any compensation or benefits related to or contingent upon, or the value of which will be calculated on the basis of, the Offer, the Merger or any of the other transactions contemplated by this Agreement (alone or in combination with any other event). The execution and delivery of this Agreement, the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement (alone or in combination with any other event) and compliance by the Company with the provisions of this Agreement do not and will not (A) trigger any funding (through a grantor trust or otherwise) of, or increase the cost of, or give rise to any other obligation under, any Benefit Plan or any other employment arrangement,
      (B) trigger the forgiveness of indebtedness owed by any Company Personnel to the Company or any of its affiliates or (C) result in any violation or breach of, or a default (with or without notice or lapse of time or both) under, or limit to the Company's ability to amend, modify or terminate, any Benefit Plan.

            (vi) No deduction of any amount payable pursuant to the terms of the Benefit Plans or any other employment arrangements has been disallowed or would reasonably be expected to be subject to disallowance under Section 162(m) of the Code.

            (vii) Neither the Company nor any of its Subsidiaries has received notice of, and, to the knowledge of the Company, there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other material claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under, any Benefit Plan.

            (viii) All contributions, reserves, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made or accrued by the Company or any of its Subsidiaries have been timely made or accrued. Neither the Company nor any of its Subsidiaries has incurred, or could reasonably be expected to incur, any unfunded liabilities in relation to any Benefit Plan.

            (ix) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction that could reasonably be expected to subject the Company, any of its Subsidiaries or any of their respective directors, officers or employees or, to the knowledge of the Company, any trustee or other fiduciary or administrator of any Benefit Plan or trust created thereunder, in each case, who is not a director, officer or employee of the Company or any of its Subsidiaries (a "Non-Affiliate Plan Fiduciary"), to a material tax or penalty pursuant to Sections 4975 through 4980B of the Code or the sanctions imposed under Title I of ERISA or any other applicable Law and (B) none of the Company, any of its Subsidiaries or any of their respective directors, officers or employees, or, to the knowledge of the Company, any Non-Affiliate Plan Fiduciary, or any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that could reasonably be expected to subject the Company, any of its Subsidiaries or, to the knowledge of the Company, any Non-Affiliate Plan Fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable Law.

            (x) The Company and its Subsidiaries do not have, nor could be reasonably expected to incur, any liability or obligations, including under or on account of a Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

            (xi) Except as set forth on Section 4.01(m)(xi) of the Company Letter, no Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States (any such Benefit Plan, a "Foreign Benefit Plan"). With respect to any Foreign Benefit Plan, (A) all Foreign Benefit Plan have been established, maintained and administered in compliance in all material respects with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling Governmental Authority, (B) all Foreign Benefit Plan that are required to be funded are fully funded, and with respect to all other Foreign Benefit Plan, adequate reserves therefor have been established on the Closing Statement, and (C) no material liability or obligation of the Company or its Subsidiaries exists with respect to such Foreign Benefit Plan that has not been disclosed on Section 4.01(m)(xi) of the Company Letter.

            (xii) To the Company's knowledge, each Benefit Plan that is a "nonqualified deferred compensation plan" (as defined for purposes of Section 409A(d)(1) of the Code) (1) has been operated in all material respects since January 1, 2005 in good faith compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Code, and (2) as to any such plan in existence prior to January 1, 2005 and not subject to Section 409A of the Code, has not been "materially modified" (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. No Company Stock Option (whether currently outstanding or previously exercised) is, has been or would be, as applicable, subject to any tax, penalty or interest under Section 409A of the Code.

            (n) Taxes. (i) Except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries has timely filed all tax returns required to be filed by it, and all such tax returns are true, complete and correct in all material respects. Except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries has timely paid or accrued in accordance with GAAP, whether or not shown on any tax return, all taxes due and owing, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

            (ii) No material tax return of the Company or any of its Subsidiaries is currently under audit or examination by any taxing authority, and no written notice of an audit or examination has been received by the Company or any of its Subsidiaries. There is no existing or threatened in writing, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material taxes due and owing by the Company or any of its Subsidiaries. Each deficiency resulting from any completed audit or examination or concluded litigation relating to material taxes by any taxing authority has been timely paid. The relevant statute of limitations is closed with respect to the income tax returns of the Company and its Subsidiaries for all years through 1999. Neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any material tax return that was not filed.

            (iii) No Liens for material taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Liens for taxes not yet due or that the Company or any of its Subsidiaries is contesting in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

            (iv) None of the Company or any of its Subsidiaries is a party to or bound by or currently has any material liability under any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement (including pursuant to Section 7121 of the Code) or other agreement relating to taxes with any taxing authority). Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated, combined, or unitary income tax return (other than a group the common parent of which was the Company). Neither the Company nor any of its Subsidiaries has any material liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

            (v) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude a material item of deduction from, taxable income for any taxable period ending after the Effective Time, as a result of any (A) change in method of accounting for a prior taxable period under Code Section 481(c) (or any corresponding or similar provision under state, local, or foreign tax law), or (B) deferred intercompany gain or excess loss account described in Treasury regulations promulgated under Section 1502 of the Code (or any corresponding or similar provisions under state, local or foreign tax law).

            (vi) There is no Contract, plan or arrangement to which the Company or any of its Subsidiaries or its or their respective affiliates is a party as of the date of this Agreement, including the provisions of this Agreement, covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no Contract, plan or arrangement to which the Company or any of its Subsidiaries or any of its or their affiliates is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to
      Section 4999 of the Code.

            (vii) Except as would not have a Material Adverse Effect, the Company and its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any other Law) and have, within the time and the manner prescribed by Law, withheld from and paid over to the proper taxing authorities all amounts required to be so withheld and paid over under applicable Laws.

            (viii) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (A) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger or any of the other transactions contemplated by this Agreement.

            (ix) Except as would not have a Material Adverse Effect, (A) all related party transactions involving the Company or any of its Subsidiaries are at arm's length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any tax Law, (B) none of the Company or any of its Subsidiaries is or has been a party a party to any cost-sharing agreement or similar arrangement that is not a "qualified cost sharing arrangement" within the meaning of Treasury Regulation Section 1.482-7 and any comparable provision of any tax Law, and (C) each of the Company and its Subsidiaries has maintained all necessary documentation in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any comparable provision of any applicable tax Law.

            (x) Neither the Company nor any of its Subsidiaries is subject to tax in any jurisdiction other than its country of incorporation or formation by virtue of having a permanent establishment in that jurisdiction.

            (xi) Neither the Company nor any of its Subsidiaries has ever participated in any "listed transaction", as defined in Treasury Regulation Section 1.6011-4(b)(2), required to be reported in a disclosure statement pursuant to Treasury Regulation Section 1.6011-4(a).

            (xii) The Company and its Subsidiaries have complied in all material respects with all conditions and requirements through the Effective Time necessary for maintaining tax exemptions and reductions pursuant to its agreements with Malaysian taxing authorities. The Company and its Subsidiaries reasonably expect that such conditions and requirements would be met in all material respects for the year ending December 31, 2007 if the transactions contemplated by this Agreement were not consummated.

            (xiii) For purposes of this Agreement, (A) "taxes" shall include all Federal, state and local, domestic and foreign income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, export, import, duty, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto; (B) "taxing authority" means any Governmental Entity exercising regulatory authority in respect of any taxes; and (C) "tax return" means any Federal, state and local, domestic and foreign declaration, report, form, claim for refund, disclosure statement (including any statement pursuant to Treasury Regulation Section 1.6011-4(a)) or information, return statement or other document relating to taxes filed with a taxing authority, including any certificate, schedule or attachment thereto, and including any amendment thereof.

            (o) Properties. (i) Each of the Company and its Subsidiaries has good and valid title to, or in the case of leased tangible assets has valid and enforceable leasehold interests in, all of its material tangible assets, except as could not reasonably be expected to materially interfere with the ability of the Company and its Subsidiaries to use such assets in the business of the Company and its Subsidiaries as currently conducted. All such material properties and tangible assets leased by the Company or any of its Subsidiaries are free and clear of all Liens, except for Permitted Liens and Liens imposed on the underlying fee interest in leased property. The material properties and tangible assets owned or leased by the Company and its Subsidiaries, or which they otherwise have the right to use, are sufficient (subject to normal wear and tear) to operate their businesses in substantially the same manner as they are currently conducted.

            (ii) Section 4.01(o)(ii) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct list of all real property and interests in real property leased by the Company or any of its Subsidiaries (each such property, a "Leased Real Property"). Each of the Company and its Subsidiaries has valid and enforceable leasehold interests in all of its material Leased Real Properties, except as could not reasonably be expected to materially interfere with the ability of the Company and its Subsidiaries to use such properties in the business of the Company and its Subsidiaries as currently conducted. With respect to each Leased Real Property, (A) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone the right to use or occupy such Leased Real Property or any portion thereof and (B) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein.

            (iii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with the terms of all leases of Leased Real Property to which it is a party and under which it is in occupancy, and each such lease is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the

      Company, against the other party or parties thereto, in each case, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

            (iv) Section 4.01(o)(iv) of the Company Letter sets forth a complete and correct list of all real property and interests in real property owned by the Company or any of its Subsidiaries (each such property, an "Owned Real Property"). Each of the Company and its Subsidiaries has good and valid title to all of the Owned Real Property, free and clear of all Liens, other than Permitted Liens, zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the Owned Real Property which are not violated by the current use and operation thereof and covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Owned Real Property which are not violated by the current use and operation thereof. Neither the Company nor any of its Subsidiaries has (I) subleased, licensed or otherwise granted anyone the right to use or occupy any Owned Real Property or any portion thereof, or (II) collaterally assigned or granted any other security interest in any such Owned Real Property or any interest therein.

            (p) Intellectual Property. (i) (A)Section 4.01(p)(i) of the Company Letter sets forth a complete and correct list of all Intellectual Property Rights that have been issued to the Company or any of its Subsidiaries by any Governmental Entity as of the date of this Agreement, or applied for or recorded in the name of the Company or any of its Subsidiaries, with any Governmental Entity as of the date of this Agreement ("Company Registered Intellectual Property Rights").

            (B) The Company has made available to Parent complete and correct copies of, and Section 4.01(p)(i)(B) of the Company Letter sets forth a complete and correct list of, all license agreements pursuant to which the Company or any of its Subsidiaries licenses Intellectual Property or Intellectual Property Rights from any third party as of the date of this Agreement, other than (i) licenses agreements for off-the-shelf packaged software not incorporated into the Company products, and (ii) license agreements for software used only internally by the Company or any of its Subsidiaries.

            (C) The Company has made available to Parent complete and correct copies of, and Section 4.01(p)(i)(C) of the Company Letter sets forth a complete and correct list of, all license agreements pursuant to which the Company or any of its Subsidiaries licenses Intellectual Property or Intellectual Property Rights to any third party as of the date of this Agreement, other than licenses agreements for off-the-shelf packaged software.

            (ii) (A) In each applicable jurisdiction, the Company or its Subsidiaries have, as of the date of this Agreement, filed all documents and certifications, and have paid all maintenance fees necessary to maintain the Company Registered Intellectual Property Rights.

                  (B) To the knowledge of the Company, none of the Company or any of its Subsidiaries or any of the Company products (including the design, development, manufacture, marketing and sale of such Company products) has infringed upon, violated or misappropriated, or is infringing, violating or misappropriating, the Intellectual Property Rights of any third party.

                  (C) There is no suit, claim, action, investigation or proceeding pending, or to the knowledge of the Company, threatened with respect to Company's use of any Intellectual Property or Intellectual Property Rights, and the Company has not been notified in writing of any infringement, violation or misappropriation in any material respect by the Company or any of its Subsidiaries or any of the Company products of the Intellectual Property Rights of any third party.

                  (D) To the knowledge of the Company, no third party or any product or service of any third party is infringing upon, violating or misappropriating in any material respect any Intellectual Property Rights owned by the Company or any of its Subsidiaries.

                  (E) Each of the former or current members of management or key personnel of the Company or any of its Subsidiaries, (including all former and current employees, agents, consultants and independent contractors) who have contributed to or participated in the conception and development of material Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries ("Company Intellectual Property"), have assigned or otherwise transferred to the Company or any of its Subsidiaries all Intellectual Property Rights of such person in any such Company Intellectual Property, and to the knowledge of the Company, (i) no claim has been brought in writing by any such individuals asserting ownership of any Intellectual Property Rights in any such Company Intellectual Property, and (ii) there is no basis for any such claim.

                  (F) The execution and delivery of this Agreement, the consummation of the Offer, the Merger and the compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any agreement listed in Section 4.01(p)(i)(B) or
      Section 4.01(p)(i)(C) of the Company Letter, or give rise under any agreement to (i) Parent or any of its Subsidiaries granting any incremental right, license or encumbrance relating to, any material Company Intellectual Property, or (ii) any incremental right of termination, cancellation or acceleration of any agreement pursuant to which the Company or any of its Subsidiaries license any material Intellectual Property Right to or from any third party, or (iii) the incremental loss or encumbrance of any material benefit to the Company or any of its Subsidiaries under any agreement pursuant to which the Company or its Subsidiaries license any material Intellectual Property Right to or from any third party; or (iv) cause or obligate, or result in, Parent or any of its Subsidiaries granting any incremental rights or licenses to any of their respective Intellectual Property to any third party; or (v) subject Parent or any of its Subsidiaries to any incremental non-compete or exclusivity restriction with respect to their respective businesses or products.

                  (G) To the extent that any Intellectual Property has been developed or created by a third party for the Company or any of its Subsidiaries, the Company or the relevant Subsidiary has a written agreement with such third party with respect thereto and the Company or such Subsidiary either: (i) has obtained ownership by operation of law or by assignment and is the owner thereof, or (ii) has obtained a license thereto sufficient for the conduct of its business as currently conducted.

                  (H) No Company Intellectual Property or any Company Product is subject to any Order or Judgment restricting in any manner the use, transfer, or licensing thereof by the Company or any of its Subsidiaries or that affects the validity, use or enforceability of such Company Intellectual Property or Company Product.

                  (I) The Company and its Subsidiaries have taken those measures that are reasonably required to protect the Company and its Subsidiaries' rights in the confidential information and trade secrets of the Company and its Subsidiaries, except where the Company or its Subsidiaries has made a determination not to maintain the confidential nature of such information or trade secrets, and such determination (i) was made prior to the cessation of such measures that would have been reasonably required to protect such rights; and (ii) can be reasonably evidenced through documentation.

                  (J) Neither the Company nor any of its Subsidiaries has assigned, sold or otherwise transferred ownership of any material Company Registered Intellectual Property Right since January 1, 2004.

                  (K) Section 4.01(p)(ii)(K) of the Company Letter sets forth a true, correct and complete list of all agreements by which any Source Code owned by the Company or any of its Subsidiaries ("Company Source Code") has been provided, or is contractually required to be provided to an escrow agent or other person (a "Source Code Disclosure Agreement"). The consummation of the transactions contemplated by this Agreement will not result in the release or transfer of any Company Source Code to any person, whether pursuant to a Source Code Disclosure Agreement or otherwise. To the knowledge of the Company, there has been no unauthorized disclosure of any Company Source Code by the Company or any of its Subsidiaries.

                  (L) Section 4.01(p)(ii)(L) of the Company Letter identifies any and all open source, public source or freeware software or any modification or derivative thereof, including any version of any software licensed pursuant to any GNU, general public license, LGPL or limited general public license, that is incorporated into or distributed with any Company Product.

            (iii) For purposes of this Agreement:

            (A) "Intellectual Property" means software, inventions, discoveries and ideas, whether patentable or not in any jurisdiction, non-public information, trade secrets, know-how, formulae, processes, devices, prototypes, schematics, bread boards, net lists, mask works, test methodologies and hardware development tools, procedures, research records, records of invention, test information, market surveys, writings and other works of authorship;

            (B) "Intellectual Property Rights" mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all trade secrets and other rights in know-how and confidential or proprietary information; (iii) all copyrights, copyrights registrations and applications therefor; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) mask works, mask work registrations and applications therefor; (vi) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith; and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

            (q) Insurance. Copies of all material insurance policies maintained by the Company and its Subsidiaries have been made available to Parent. All such material policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such material policy which has not been replaced on substantially similar terms prior to the date of such cancellation. There is no material claim pending under any such material policies as to which coverage has been questioned, denied or disputed.

            (r) Rule 14d-10 Matters. The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") (i) at a meeting duly called and held at which all members of the Compensation Committee were present, duly and unanimously adopted resolutions approving as an "employment compensation, severance or other employee benefit arrangement" within the meaning of Rule 14d-10(d)(1) under the Exchange Act (an "Employment Compensation Arrangement"), (A) each Company Stock Plan, (B) the treatment of the Company Stock Options and Company Stock Purchase Rights in accordance with the terms set forth in this Agreement, the applicable Company Stock Plan and any applicable Benefit Plans, (C) the terms of Sections 6.04 and 6.05 of this Agreement and (D) each other Benefit Plan that under the terms of this

Agreement is required to be set forth in Section 4.01(m)(i) of the Company Letter or Section 4.01(m)(v) of the Company Letter, which resolutions have not been rescinded, modified or withdrawn in any way, and (ii) has taken all other actions necessary to satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act with respect to the foregoing arrangements. Each member of the Compensation Committee is an "independent director" in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act.

      (s) State Takeover Statutes; Company Certificate. Assuming the accuracy of the representation and warranty set forth in Section 4.02(h), the approval by the Board of Directors of the Company of the Offer, the Merger and the transactions contemplated thereby, as referred to in Section 4.01(d), constitutes the only action necessary to render inapplicable to this Agreement, the Offer, the Merger, the Voting Agreements and the other transactions contemplated by this Agreement, and compliance with the terms of this Agreement, the restrictions on "business combinations" (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Offer, the Merger, the Voting Agreements, the other transactions contemplated by this Agreement, or compliance with the terms of this Agreement. No other state takeover or similar statute or regulation is applicable to this Agreement, the Offer, the Merger, the Voting Agreements, the other transactions contemplated by this Agreement or compliance with the terms of this Agreement.

      (t) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Credit Suisse Securities (USA) LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and correct copies of all agreements under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. A good faith estimate, as of the date hereof, of all third party fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred or expected to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement is set forth in
Section 4.01(t) of the Company Letter.

      (u) Opinion of Financial Advisor. The Company has received the opinion of Credit Suisse Securities (USA) LLC to the effect that, as of the date of the opinion, and based upon and subject to the matters set forth therein, the Offer Price and the Merger Consideration to be received by the stockholders of the Company in the Offer and the Merger pursuant to this Agreement is fair to such stockholders from a financial point of view, a written copy of which opinion will delivered to Parent as promptly as practicable.

      SECTION 4.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

      (a) Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted.

      (b) Authority; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the Offer, the Merger and the other transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the Offer, the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement, to comply with the terms of this Agreement or to consummate the Offer, the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. The execution and delivery of this Agreement, the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent or Sub, (ii) any Contract or Permit to which Parent or Sub is a party or bound by or their respective properties or assets are bound by or subject to or otherwise under which Parent or Sub has rights or benefits or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, Liens, rights or entitlements that, individually or in the aggregate, could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement or the compliance by Parent and Sub with the provisions of this Agreement, except for
(A) the filing of a premerger notification and report form under the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar Law, (B) the filing with the SEC of the Offer Documents, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (D) any filings required under the rules and regulations of The New York Stock Exchange, and (E) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made, individually or in the aggregate, could not reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement.

      (c) Information Supplied. None of the information included or incorporated by reference in the Offer Documents (and none of the information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the
Schedule 14D-9, the Information Statement or the Proxy Statement) will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Offer Documents based on information supplied by the Company specifically for inclusion or incorporation by reference therein. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act.

      (d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the Offer, the Merger and the other transactions contemplated by this Agreement and has engaged in no business other than in connection with the Offer, the Merger and the other transactions contemplated by this Agreement.

      (e) Sufficient Funds. At the Offer Closing, Sub will have sufficient funds to consummate the transactions contemplated hereby, including the Offer and the Merger, to perform its obligations under this Agreement and to pay all related fees and expenses.

      (f) Financing. Parent has provided to the Company a true and complete copy of a fully executed debt commitment letter, dated as of the date of this Agreement (the "Debt Commitment Letter") pursuant to which, and subject to the terms and conditions thereof, Goldman Sachs Credit Partners L.P. has committed to provide Sub with loans in the amounts described therein, the proceeds of which are to be used to consummate the Offer, the Merger and the other transactions contemplated hereby and pay related fees and expenses (the "Financing"). The Debt Commitment Letter, in the form so delivered, is a legal, valid and binding obligation of Parent and Sub and, to Parent's knowledge, the other parties thereto. As of this date of this Agreement, the Debt Commitment Letter is in full force and effect and has not been withdrawn, rescinded or terminated or otherwise amended or modified in any respect. The proceeds funded under the Debt Commitment Letter, when funded in accordance with the Debt Commitment Letter, together with cash and cash equivalents currently held by Parent and its wholly-owned direct or indirect Subsidiaries, will constitute all of the funds required to enable Parent and Sub to consummate the transactions contemplated hereby, including the Offer and the Merger, and the fulfill their respective obligations hereunder. The Debt Commitment Letter contains all of the conditions precedent to the obligations of the lenders thereunder to make the Financing available to Parent and Sub on the terms therein. As of the date of this Agreement, to the knowledge of Parent, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or Sub under any term or condition of the Debt Commitment Letter. As of the date of this Agreement, neither Parent nor Sub has any reason to believe that it will be unable to satisfy on a timely basis any term or condition to be satisfied by it in the Debt Commitment Letter. Parent has fully paid any and all commitment fees that have been incurred and are due and payable in connection with the Debt Commitment Letter, and Parent will pay when due all other commitment fees arising under the Debt Commitment Letter when due and payable.

      (g) Litigation. There is no claim, action, suit, arbitration, alternative dispute resolution action or any other judicial or administrative proceeding pending against (or, to the knowledge of Parent, threatened against or naming as a party thereto) Parent or any of its Subsidiaries, nor, to the knowledge of Parent, is there any investigation pending or threatened against Parent or any of its Subsidiaries, in each case, which would, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Offer, the Merger or the transactions contemplated by this Agreement.

      (h) Ownership of Company Capital Stock. Neither Parent nor Sub is, nor at any time during the last three (3) years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

                                   ARTICLE V

                    Covenants Relating to Conduct of Business

      SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement until the earlier of the Offer Closing or the valid termination of this Agreement in accordance with Article VIII, except with the prior written consent of Parent or as specifically contemplated by this Agreement or as set forth in Section 5.01(a) of the Company Letter, the Company shall, and shall cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable Laws and, to the extent consistent therewith, use commercially reasonable efforts to (i) keep available the services of their present officers and employees, (ii) preserve their assets and technology, (iii) preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them, and (iv) maintain their franchises, rights and Permits. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Offer Closing, except with the prior written consent of Parent or as specifically contemplated by this Agreement or as set forth in Section 5.01(a) of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to:

            (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests, other than any such transaction by a Company Subsidiary that remains a Company Subsidiary after consummation of such transaction, (C) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities (including any Company Stock Options and Company Stock Purchase Rights), except (1) cash paid in lieu of fractional shares, and (2) repurchases of Company Stock Purchase Rights pursuant to the terms of such Company Stock Purchase Rights or (D) amend, modify or change in any material respect the terms of any indebtedness of the Company or any of its Subsidiaries if the effect of such amendment, modification or change is to increase the interest rate thereof, change to an earlier date the maturity or payment dates thereof, add events of default or make any covenants of the Company or its Subsidiaries more onerous;

            (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such stock, interests or securities or any stock appreciation rights, phantom stock awards or other rights that are linked to the value of Company Common Stock or the value of the Company or any part thereof (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options and Company Stock Purchase Rights or upon the conversion of the Company Convertible Notes);

            (iii)amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents), other than any such transaction by a Company Subsidiary that remains a Company Subsidiary after consummation of such transaction;

            (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (B) any other assets other than assets having a fair market value of less than $5 million or assets acquired in the ordinary course of business consistent with past practice;

            (v) sell, lease, sell and lease back, mortgage or otherwise subject to any Lien or otherwise dispose of any of its properties or assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except (A) sales of inventory and used equipment in the ordinary course of business consistent with past practice, (C) capital expenditures permitted by this Section 5.01, (D) Permitted Liens and Liens imposed by Law, (E) non-exclusive licenses permitted by clause (vi) below and (F) non-exclusive licenses and non-exclusive sublicenses granted in the ordinary course of business;

            (vi) sell, transfer, license, encumber or otherwise dispose of any Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

            (vii)(A) repurchase, prepay or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, excluding conversions of the Company Convertible Notes, or issue and sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any "keep well" or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than (1) the Company or any direct or indirect wholly owned Subsidiary of the Company,
      (2) loans and advances to employees in the ordinary course of business,
      (3) deposits, prepayments and other credits to suppliers made in the ordinary course of business, and (4) accounts receivable, prepaid royalties or expenses or notes receivable arising from the sale of goods in the ordinary course of business;

            (viii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, in excess of $5 million in any individual case or $25 million in the aggregate in any three-month period, other than capital expenditures made after prior consultation with Parent to address changes in product mix required by customers of the Company;

            (ix) (A) pay, discharge, settle or satisfy any claims (including any claims of stockholders and any stockholder litigation relating to this Agreement or any transaction contemplated by this Agreement or otherwise), liabilities or obligations, other than, with respect to claims, liabilities and obligations relating that do not relate to patent infringement or trade secret violation, the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice, or as required by their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reserved against in the Company's most recent financial statements contained in the audited financial statements for the fiscal year ended December 31, 2006 (including the notes thereto) included in the Filed SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, in each case, the payment, discharge, settlement or satisfaction of which does not include any material obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Closing Date, or (B) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party;

            (x) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any lease or sublease of real property;

            (xi) modify or amend in any material respect, or accelerate, terminate or cancel, any Specified Contract, other than as may be necessary to comply with any such Specified Contract in connection with the transactions contemplated hereby;

            (xii)enter into any Contract that is not in the ordinary course of business or consistent with past practice, or enter into or extend any Contract to provide products to customers that by its terms does not expire without penalty more than 90 days after the date of this Agreement or agree to provide or commit to provide to a customer under any Contract with such customer a greater volume of its products than the minimum number of products the Company is contractually required to provide under such existing Contract;

            (xiii) except as required to ensure that any Benefit Plan in effect on the date of this Agreement is not then out of compliance with applicable Law or as specifically required pursuant to this Agreement (and, in each case, only to the extent the Compensation Committee has duly approved (by vote of members of the Compensation Committee who have been determined by the Board of Directors of the Company to be Independent Directors at the time of such approval) the arrangements resulting from such action as Employment Compensation Arrangements and taken all other actions necessary to satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act with respect to such arrangements), (A) adopt, enter into, terminate, amend or modify any Benefit Plan, (B) increase in any manner the compensation or benefits of, or pay any bonus to, or grant any loan to, any Company Personnel, other than in the ordinary course of business consistent with past practice and pursuant to any a Benefit Agreement or Benefit Plan in effect on the date of this Agreement, (C) pay or provide to any Company Personnel any compensation or benefit not provided for under a Benefit Plan as in effect on the date of this Agreement other than the payment of base compensation in the ordinary course of business consistent with past practice, (D) grant or amend any awards under any Benefit Plan (including the grant of any equity or equity-based or related compensation) or remove or modify existing restrictions in any Benefit Plan or awards made thereunder, (E) grant or pay any severance, change in control, retention, termination or similar compensation or benefits to, or increase in any manner the severance, change in control, retention, termination or similar compensation or benefits of, any Company Personnel, (F) take any action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan, (G) take any action to accelerate the time of payment or vesting of any compensation or benefits under any Benefit Plan or (H) make any material determination under any Benefit Plan that is inconsistent with the ordinary course of business or past practice;

            (xiv) form any Subsidiary of the Company;

            (xv) enter into any Contract containing any restriction on the ability of the Company or any of its Subsidiaries to assign all or any portion of its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent and any of its Subsidiaries in connection with or following the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement;

            (xvi)except as required by applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of the Company or any of its Subsidiaries or terminate the employment of any Company Personnel who has an employment, severance or similar agreement or arrangement with the Company or any of its Subsidiaries;

            (xvii) write down any of its material assets, including any Intellectual Property, or make any change in any financial accounting principle, method or practice, other than as required by GAAP or applicable Law or in the ordinary course of business consistent with past practice;

            (xviii) except in the ordinary course of business consistent with past practice, take any action or fail to take any action which action or failure to act would result in the material loss or reduction in value of the Intellectual Property of the Company and its Subsidiaries, taken as a whole;

            (xix)enter into, extend or renew (A) any Contract or amendment thereof which, if executed prior to the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.01(i), or (B) any Contract or amendment thereof that grants any person the right or ability to access, license or use all or a material portion of the Intellectual Property of the Company and its Subsidiaries, other than in the ordinary course of business consistent with past practice;

            (xx) except for this Agreement, enter into (A) any Contract with any beneficial owner of any shares of Company Common Stock, or securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any shares of Company Common Stock, where such Contract provides for consideration payable to such beneficial owner or any of its affiliates for shares of Company Common Stock tendered, or to be tendered, in the Offer or (B) any Contract with any person where the amount payable thereunder is calculated based on the number of shares of Company Common Stock tendered, or to be tendered, in the Offer by such person or any of its affiliates;

            (xxi)make or change any material tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, materially amend any tax returns, enter into any closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability; or

            (xxii) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

       (b) No Control. Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Offer Closing. Prior to the Offer Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries operations.

       SECTION 5.02. No Solicitation. (a) Notwithstanding any provision in this Agreement to the contrary, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee, investment banker, attorney, accountant or other advisor or representative (collectively, "Representatives") of the Company or any of its Subsidiaries to, directly or indirectly (and it shall instruct, and cause each of its Subsidiaries to instruct, each Representative of the Company or any of its Subsidiaries not to), (i) solicit, initiate or encourage, or knowingly facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal or
(ii) enter into or otherwise participate in any discussions or negotiations regarding, or furnish to any person (or any representative thereof) any information with respect to, or otherwise cooperate in any way with any person (or any representative thereof) with respect to, any Acquisition Proposal; provided, however, that if, at any time prior to the Offer Closing, the Company receives a bona fide written Acquisition Proposal that the Board of Directors of the Company determines in good faith either constitutes, or is reasonably likely to lead to, a Superior Proposal, and which Acquisition Proposal did not result from a breach of this Section 5.02(a), the Company may, and may authorize and permit any of its Subsidiaries and any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries to, in each case subject to compliance with Section 5.02(c) and the other provisions of this Agreement, (A) furnish information with respect to the Company and its Subsidiaries to the person making such Acquisition Proposal (and its advisors and representatives) pursuant to a confidentiality agreement which contains terms that are no less restrictive (in all but de minimis respects) to such person than those contained in the Confidentiality Agreement dated June 13, 2007 between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement") and that allows for the Company to comply with its obligations pursuant to this Section 5.02 (including the notification provisions of Section 5.02(b) and (c)), provided that all such information has been provided, or is concurrently provided, to Parent, and (B) enter into or otherwise participate in discussions or negotiations with the person making such Acquisition Proposal (and its advisors and representatives) regarding such Acquisition Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.02(a) by the Company.

      For purposes of this Agreement, the term "Acquisition Proposal" means any proposal or offer from any person (other than Parent or Sub or any of their affiliates) relating to any direct or indirect acquisition, in one transaction or a series of transactions, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, license agreement or similar transaction, of (i) assets or businesses that constitute, represent or generate 15% or more of the total revenue, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or (ii) 15% or more of the outstanding shares of Company Common Stock or of any class of capital stock of, or other equity or voting interests in, one or more of the Subsidiaries of the Company which, in the aggregate, directly or indirectly, hold the assets or businesses referred to in clause (i) above.

      For purposes of this Agreement, the term "Superior Proposal" means any binding bona fide written offer, which did not result from a breach of Section 5.02(a), made by any person (other than Parent or Sub or any of their affiliates) for a transaction that, if consummated, would result in such person (or in the case of a direct merger between such person and the Company, the stockholders of such person) acquiring, directly or indirectly, a majority of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and that, in the good faith judgment of the Board of Directors of the Company (after consultation with its financial advisor and outside legal counsel and after taking into account all of the terms and conditions and other characteristics of such proposal, including (A) the probability of, and time necessary to achieve, consummation of such proposal, and (B) all financial, legal, regulatory and other aspects of such proposal and this Agreement (including any changes to the terms of the Offer or this Agreement proposed by Parent in response to such Superior Proposal or otherwise)) is more favorable from a financial point of view to the stockholders of the Company (in their capacity as such) than the Offer and the Merger, taken together.

      (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or propose publicly to withdraw or modify in a manner adverse to Parent or Sub, the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement, the Offer or the Merger, or recommend, or propose publicly to recommend, the approval or adoption of any Acquisition Proposal, or resolve or agree to take any such action (any such action, resolution or agreement to take such action being referred to herein as an "Adverse Recommendation Change"), (ii) adopt or approve any Acquisition Proposal, or propose the approval or adoption of any Acquisition Proposal, or resolve or agree to take any such action, or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.02(a)), or resolve or agree to take any such action. Notwithstanding the foregoing, at any time prior to the Offer Closing, the Board of Directors of the Company may, in response to a Superior Proposal, effect an Adverse Recommendation Change and/or cause the Company to terminate this Agreement pursuant to Section 8.01(e) to enter into a definitive agreement in respect of a Superior Proposal with a third party if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to do so would reasonably be expected to be a breach of its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that notwithstanding the foregoing, (A) the Company may not terminate this Agreement pursuant to Section

8.01(e), and any purported termination pursuant to Section 8.01(e) shall be void and of no force and effect, unless the Company shall have complied in all material respects with all the provisions of this Section 5.02 in connection with such Superior Proposal (including the notification provisions of this Section 5.02(b)) and with all applicable requirements of Section 6.06(b) (including payment of the Termination Fee prior to or concurrently with such termination) in connection with such Superior Proposal, and (B) the Board of Directors of the Company may not effect such an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(e) unless (I) the Board of Directors of the Company shall have first provided prior written notice to Parent (an "Adverse Recommendation Change Notice") that it is prepared to effect an Adverse Recommendation Change in response to a Superior Proposal and/or cause the Company to terminate this Agreement pursuant to Section 8.01(e) to enter into a definitive agreement in respect of a Superior Proposal with a third party, which notice shall attach the definitive form of written agreement relating to the transaction that constitutes such Superior Proposal, and (II) Parent does not make, within five business days after the receipt of such notice, a proposal that would, in the good faith judgment of the Board of Directors of the Company (after consultation with its financial advisor and outside legal counsel), cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal. The Company agrees that, during the five business day period prior to its effecting an Adverse Recommendation Change and/or terminating this Agreement pursuant to Section 8.01(e) to enter into a definitive agreement in respect of a Superior Proposal with a third party, the Company and its officers, directors and representatives shall negotiate in good faith with Parent and its officers, directors, and representatives regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent.

      (c) In addition to the obligations of the Company set forth in Sections 5.02(a) and 5.02(b), the Company shall, as promptly as practicable and in any event within one business day after the receipt thereof, notify Parent of (i) any Acquisition Proposal or any request for information or inquiry that the Company reasonably believes could lead to or contemplates an Acquisition Proposal and (ii) the material terms and conditions of such Acquisition Proposal, request or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such Acquisition Proposal, request or inquiry. The Company shall (as promptly as practicable and in any event within one business day notify Parent of any material change or other material development with respect to any such Acquisition Proposal, request or inquiry, including material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least 48 hours prior notice of any meeting of the Board of Directors of the Company (or such lesser notice as is provided to such Board of Directors generally) at which the Company Board is reasonably expected to consider any Acquisition Proposal.

      (d) Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or otherwise making any statements or disclosing any information to its stockholders that the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) to make or disclose in order to fulfill its fiduciary duties under applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 5.02(b); provided further that any "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed in compliance with the terms of Section 5.02(b) and shall not be deemed an Adverse Recommendation Change in the event that it includes an express reaffirmation of the Board of Directors of the Company's recommendation set forth in Section 4.02.

                                   ARTICLE VI

                              Additional Agreements

      SECTION 6.01. Preparation of the Proxy Statement; Stockholders Meeting.
(a) If the adoption of this Agreement by the Company's stockholders is required by applicable Law, the Company shall, as promptly as practicable following the Offer Closing and the expiration of any "subsequent offering period" provided by Parent pursuant to and in accordance with this Agreement, prepare and file with the SEC the preliminary Proxy Statement. The Company shall use its commercially reasonable efforts to cause the definitive Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after such filing. Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (ii) shall include in such document or response all comments reasonably proposed by Parent. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

      (b) If the adoption of this Agreement by the Company's stockholders is required by applicable Law, the Company shall, as promptly as practicable following the Offer Closing and the expiration of any "subsequent offering period" provided by Parent pursuant to and in accordance with the terms of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the Offer Closing and the expiration of any "subsequent offering period" provided by Parent pursuant to and in accordance with the terms of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting"), for the purpose of obtaining the Stockholder Approval. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement will be considered at the Stockholders Meeting. Subject to Section 5.02(b)(i), the Board of Directors of the Company shall recommend to holders of the Company Common Stock that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Notwithstanding the foregoing, in the event that Parent, Sub and their respective Subsidiaries and affiliates shall hold, in the aggregate, at least 90% of the outstanding shares of the Company Common Stock entitled to vote on adoption of this Agreement under the DGCL and other applicable Law following the Offer Closing and the expiration of any "subsequent offering period" provided by Parent pursuant to and in accordance with this Agreement, if applicable, and the exercise of the Top-Up Option, if applicable, the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable without the Stockholders Meeting in accordance with Section 253 of the DGCL.

      (c) Parent agrees to cause all shares of Company Common Stock acquired pursuant to the Offer and all other shares of Company Common Stock owned by Parent or any subsidiary of Parent to be voted in favor of the Stockholder Approval and to deliver or provide, in its capacity as a stockholder of the Company, any other approvals that are required by the DGCL and any other applicable Law to effect the Merger in accordance with the terms of this Agreement.

      SECTION 6.02. Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent's officers, employees, investment bankers, attorneys, accountants, consultants and other representatives and advisors reasonable access upon reasonable advance notice and during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, records, Contracts, Permits, documents, information, directors, officers and employees, and during such period the Company shall, and shall cause each of its Subsidiaries to, furnish to Parent any information concerning its business as Parent may reasonably request

(including the work papers of KPMG LLP). Following the date of this Agreement and prior to the Effective Time, Parent may (but shall not be required to), following reasonable notice to the Company, contact and interview any Company Personnel and review the personnel records and such other information concerning the Company Personnel as Parent may reasonably request. No investigation by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives and no other receipt of information by Parent or any of its officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives shall operate as a waiver or otherwise affect any representation or warranty of the Company or any covenant or other provision in this Agreement. Except as required by any applicable Law or Judgment, Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company confidential in accordance with the Confidentiality Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the Company shall not be required to provide the foregoing access to Parent or to Parent's officers, employees, investment bankers, attorneys, accountants, consultants and other representatives or advisors, or to disclose any information Parent or to Parent's officers, employees, investment bankers, attorneys, accountants, consultants or other representatives and advisors, in any case pursuant to this Section 6.02 or otherwise, if (i) such access or disclosure would cause a loss, waiver or impairment of the attorney-client privilege of the Company or its Subsidiaries (it being understood that the parties shall use reasonable best efforts to cause such information to be provided in a manner that does not result in such loss, waiver or impairment, which reasonable best efforts shall include entering into one or more joint defense or community of interest agreements on customary terms if counsels to the parties reasonably conclude that such agreements are likely to preserve the privilege), or (ii) if the Company determines, after consultation with Parent and considering the advice of the Company's outside counsel, that such access or disclosure would violate any Law or Judgment applicable to the Company or any of its Subsidiaries or breach or otherwise violate any Contract to which the Company or any of its Subsidiaries is a party entered into prior to the date of this Agreement; provided, however, that the Company shall use its reasonable best efforts to get consents from the counter-parties to any such Contracts in order to allow the Company to disclose confidential information to Parent and its officers, employees, investment bankers, attorneys, accountants, consultants and other representatives or advisors.

      SECTION 6.03. Reasonable Best Efforts; Consultation and Notice. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Offer, the Merger and the other transactions contemplated by this Agreement, including: (i) using reasonable best efforts to satisfy the conditions precedent set forth in Exhibit A and Article VII, (ii) using reasonable best efforts to obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with, or notices to, Governmental Entities, if any), (iii) coordinating and cooperating with, and giving due consideration to all reasonable additions, deletions or changes suggested by the other party in connection with, making (A) any filing under or with respect to the HSR Act, any other antitrust, competition, merger control or similar Law or any other applicable Laws and (B) any filings, conferences or other submissions related to resolving any investigation or other inquiry by any Governmental Entity, (iv) using reasonable best efforts to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement, (v) using reasonable best efforts to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity or other person, and (vi) litigating or participating in the litigation of any suit, claim, action, investigation or proceeding, whether judicial or administrative, brought by any Governmental Entity for the purpose of enabling the parties to consummate the transactions contemplated hereby, including the Offer and the Merger, on the terms and conditions set forth herein. In connection with and without limiting the generality of the foregoing, each of the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the Offer, the Merger and the other transactions contemplated by this Agreement, use its reasonable best efforts to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or Sub be obligated to, and the Company and its Subsidiaries shall not agree with a Governmental Entity without the prior written consent of Parent, to divest or hold separate, or enter into any licensing or similar arrangement with respect to, any material assets (whether tangible or intangible) or any material portion of any business of Parent, the Company or any of their respective Subsidiaries (any such action, an "Action of Divestiture").

      (b) (i) Except as prohibited by applicable Law, the Company shall promptly notify Parent in writing:

              (A) that any representation or warranty made by the Company in this Agreement has become untrue or inaccurate, or of any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in any such case if and only to the extent that such untruth or inaccuracy, or such failure, would reasonably be expected to cause any of the conditions to the obligations of Parent and Sub to consummate the transactions contemplated hereby set forth in numbered paragraph (ii) of Exhibit A to fail to be satisfied at the then scheduled expiration of the Offer;

              (B) when any of the Company's directors or executive officers become aware that any person (other than a Governmental Entity) has alleged that the consent of such person is required in connection with the Offer, the Merger or any of the other transactions contemplated by this Agreement;

              (C) when any of the Company's directors or executive officers become aware that any customer, distributor or reseller is terminating its relationship with Company or any of its Subsidiaries as a result of the Offer, the Merger or any of the other transactions contemplated by this Agreement;

              (D) when any of the Company's directors or executive officers become aware of any material notice or other material communication from any Governmental Entity in connection with the Offer, the Merger or any of the other transactions contemplated hereby, and a copy of any such notice or communication shall be furnished to Parent together with the Company's written notice; and

              (E) when any of the Company's directors or executive officers become aware of any investigations by any Governmental Entity or any actions, suits or proceedings or material claims, in each case (I) commenced against the Company or any of its Subsidiaries or (II) relating to the Company or any of its Subsidiaries that would reasonably be expected to adversely affect the Company and its Subsidiaries, in each case that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
   Section 4.01(h) or that relate to the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement;

provided, however, that no such notification shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

      (ii) Parent shall give prompt notice to the Company of (A) any representation or warranty made by Parent or Sub contained in this Agreement that is qualified as to materiality becoming untrue or any such representation or warranty that is not so qualified becoming untrue in any material respect or (B) the failure of Parent or Sub to perform in any material respect any obligation to be performed by such party under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

      (c) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the Offer, the Merger or the other transactions contemplated by this Agreement, and will obtain the prior written consent of Parent prior to settling or satisfying any such claim, it being understood and agreed that this Section 6.03(c) shall not give Parent the right to direct such defense.

      (d) During the period from the date of this Agreement until the earlier of the Offer Closing or the valid termination of this Agreement pursuant to Article VIII, the Company shall, at the request of Parent, use its reasonable best efforts to identify and segregate any confidential information of third parties in the possession of the Company or any of its Subsidiaries for the purpose of facilitating the return to such third parties or destruction of such confidential information as promptly as practicable after the Offer Closing; provided that the Company shall not be required to take any action pursuant to this undertaking that would cause a disruption in, or inability of, the Company to manufacture its products.

      SECTION 6.04. Equity Awards. (a) At the Effective Time, each In-The-Money Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into the right to receive, with the same vesting schedule as was applicable to the Company Common Stock issuable pursuant to such In-the-Money Company Stock Option, subject to the provisions of this Section 6.04, the Merger Consideration minus the exercise price per share of such In-the-Money Company Stock Option (with respect to each such vested or unvested Company Stock Option, the "Option Per Share Merger Consideration"). At the Effective Date, all Company Stock Options which are not "In-the-Money Company Stock Options" as of the Effective Date shall be cancelled.

      (b) As promptly as reasonably practicable after the Effective Time, Parent shall deliver to the Company Optionholders of In-the-Money Company Stock Options appropriate notices (the "Company Stock Option Notices") informing them that each In-the-Money Company Stock Option has been converted into the right to receive the Option Per Share Merger Consideration. Promptly after the vesting of an In-the-Money Company Stock Option, Parent shall pay to such Company Optionholder of a vested In-the-Money Company Stock Option the Option Per Share Merger Consideration. Payment shall be made no later than the fifteenth (15th) day after the end of the month in which the Company Optionholder's In-the-Money Company Stock Option becomes vested.

      (c) At the Effective Time, each Company Stock Purchase Right outstanding immediately prior to the Effective Time shall be converted into the right to receive, with the same vesting schedule and agreement as was applicable to the Company Stock Purchase Right, subject to the provisions of this Section 6.04, the Merger Consideration.

      (d) As promptly as reasonably practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Purchase Right appropriate notices (the "Company Stock Purchase Right Notices") (i) informing them that each Company Stock Purchase Right has been cancelled and converted into the right to receive the Merger Consideration and (ii) setting forth the schedule as to when such Company Stock Purchase Right vests. Promptly following the vesting of each Company Stock Purchase

Right, Parent shall pay to such holder of the Company Stock Purchase Right the Merger Consideration. If all conditions for payment have been satisfied, then payment shall be made no later than the fifteenth (15th) day after the end of the month in which the Company Stock Purchase Right becomes vested.

      (e) Except as (i) otherwise agreed to in writing or (ii) as otherwise contemplated by this Section 6.04 and except to the extent required under the respective terms of the Company Stock Plan, the Deferred Compensation Plan, the Company Stock Options, the Company Stock Purchase Rights, and related agreements, all restrictions, cancellations, terminations or limitations on transfer and vesting with respect to Company Stock Options or Company Stock Purchase Rights awarded under the Company Stock Plan or any other plan, program or arrangement of the Company or the Subsidiaries, to the extent that such restrictions, cancellations, terminations or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Company Stock Options and Company Stock Purchase Rights after giving effect to the Merger and the conversion as set forth above.

      (f) For purposes of this Agreement, "In-The-Money Company Stock Options" means all Company Stock Options outstanding immediately prior to the Effective Time with an exercise price lower than the Merger Consideration; and (ii) "Company Optionholders" means the holders of In-The-Money Company Stock Options.

      (g) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of taxes and shall be paid without interest.

      (h) The Company shall ensure that each provision in each Benefit Plan providing for the issuance, transfer or grant of any shares of Company Common Stock or any Company Stock Options, Company Stock Purchase Rights or any other interests in respect of any capital stock (including any "phantom" stock or stock appreciation rights) of the Company shall be deleted prior to the Effective Time, and shall ensure, prior to the Effective Time that, following the Effective Time, there shall be no rights to acquire shares of Company Common Stock, Company Stock Options, Company Stock Purchase Rights or any other interests in respect of any capital stock (including any "phantom" stock or stock appreciation rights) of the Company, the Surviving Corporation or their Subsidiaries.

      (i) As soon as practicable following the date of this Agreement, and in all events prior to the Effective Time, the Company agrees that the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plan and the Deferred Compensation Plan) shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to effect the terms of this Section 6.04.

      SECTION 6.05. Indemnification, Exculpation and Insurance. (a) Parent and Sub shall, and Parent shall cause the Surviving Corporation to, honor and fulfill in all respects all obligations of the Company and its Subsidiaries in respect of rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company as in effect on the date of this Agreement and disclosed on Section 6.05 of the Company Letter shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms; provided that such obligations shall be subject to any limitation imposed from time to time under applicable Law. In furtherance and not in limitation of the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent shall (and shall cause the Surviving Corporation and its Subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and exculpation that are at least as favorable as the indemnification, advancement of expenses and exculpation provisions contained in the certificate of incorporation and bylaws (or other comparable organizational documents) of the Company and its Subsidiaries as of the date hereof, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

      (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent dissolves the Surviving Corporation then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.05.

      (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering each person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date of this Agreement; provided that in no event shall Parent be required to pay, with respect to the entire six year period following the Effective Time, premiums for insurance under this Section 6.05(c) that in the aggregate exceed 225% of the current annual premium paid by the Company (which premium is hereby represented and warranted by the Company to be set forth in Section 6.05(b) of the Company Letter), it being understood that Parent shall nevertheless be obligated to provide such coverage, with respect to the entire six year period following the Effective Time, as may be obtained for such 225% amount; provided further that Parent may (i) substitute therefor policies of any reputable insurance company or (ii) satisfy its obligation under this Section 6.05(c) by causing the

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                                                                              59

Surviving Corporation to obtain, at the Effective Time, prepaid (or "tail") directors' and officers' liability insurance policy, in each case, the material terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this
Section 6.05(c). Prior to the Effective Time, notwithstanding anything to the contrary set forth in this Agreement, the Company may purchase a six-year prepaid "tail" policy to its existing directors' and officers' liability insurance policy (which "tail" policy shall contain the same terms and conditions as such existing policy), and in such event, Parent and the Surviving Corporation shall maintain such "tail" policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of Parent and the Surviving Corporation under the first sentence of this Section 6.05(c) for such six-year period; provided that in no event shall the Company pay a premium for such "tail" policy that in the aggregate exceeds 225% of the current annual premium paid by the Company (it being understood that the Company may nevertheless acquire a "tail" policy providing such coverage as may be obtained for such 225% amount).

      (d) The obligations set forth in this Section 6.05 shall not be terminated, amended or otherwise modified in any manner that adversely affects any indemnified party under this Section 6.05 (or his or her heirs and his or her representatives) without the prior written consent of such affected indemnified party (or his or her heirs and his or her representatives). The provisions of this Section 6.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

      SECTION 6.06. Fees and Expenses. (a) Except as expressly set forth in this
Section 6.06, all fees and expenses incurred in connection with this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

      (b) In the event that (i) a 50% Proposal is publicly announced or otherwise becomes publicly known to the Company's stockholders or an intention (whether or not conditional and whether or not withdrawn) to make a 50% Proposal is publicly announced or otherwise becomes publicly known to the Company's stockholders and thereafter (A) this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i) and (B) prior to the date that is 12 months after such termination, the Company or any of its Subsidiaries enters into any Acquisition Agreement with respect to any 40% Proposal, the Board of Directors of the Company recommends acceptance of any 40% Proposal or any 40% Proposal is consummated, (ii) this Agreement is terminated by Parent pursuant to
Section 8.01(c) or 8.01(d) or (iii) this Agreement is terminated by the Company pursuant to Section 8.01(e), then, in each such case, the Company shall pay Parent a cash fee equal to $38,000,000 (the "Termination Fee") by wire transfer of same-day funds to an account designated by Parent (A) in the case of a termination by Parent pursuant to Section 8.01(c) or 8.01(d), within two business days after such termination, (B) in the case of a payment as a result of any event referred to in Section 6.06(b)(i)(B), no later than the first to occur of such events and (C) in the case of a termination by the Company pursuant to Section 8.01(e), prior to or concurrently with such termination.

      For purposes of this Agreement, the term "50% Proposal" shall have the meaning set forth in the definition of "Acquisition Proposal," except that all references therein to "15% or more" shall be deemed references to "50% or more." For purposes of this Agreement, the term "40% Proposal" shall have the meaning set forth in the definition of "Acquisition Proposal," except that all references therein to "15% or more" shall be deemed references to "40% or more."

      (c) The Company acknowledges that the agreements contained in this Section
6.06 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not have entered into this Agreement and that any amounts payable pursuant to this Section 6.06 do not constitute a penalty. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 6.06 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 6.06, the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 6.06 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

      SECTION 6.07. Public Announcements. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form agreed to by the parties. Parent and Sub, on the one hand, and the Company, on the other hand, further agree that they shall consult with the other with respect to any other press releases, public statements and other public communications relating to this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, in which case, Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other to the extent reasonably practicable before making any such press release or other public statements or other public communications with respect to this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement; provided however that the parties shall not be required to consult with the other with respect to any press release or other public statements or other public communications after the Board of Directors of the Company effects an Adverse Recommendation Change (or pursuant to which the Board of Directors of the Company discloses or announces an Adverse Recommendation Change).

      SECTION 6.08. Sub Compliance. Parent shall cause Sub to fulfill all of Sub's obligations under this Agreement, and in the event that Sub shall fail to fulfill any of its obligations hereunder, Parent shall fulfill such obligations.

      SECTION 6.09. Directors. Following the Offer Closing, Parent or Sub shall be entitled to designate, from time to time, such number of members of the Board of Directors of the Company as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, representation equal to at least that number of directors, rounded up to the next whole number, that is the product of (a) the total number of directors (giving effect to the directors elected or appointed pursuant to this sentence) multiplied by (b) the percentage that (i) the number of shares of Company Common Stock owned by Parent, Sub or any other Subsidiary of Parent (including shares of Company Common Stock accepted for payment and paid for pursuant to the Offer) bears to (ii) the number of shares of the Company Common Stock then outstanding; provided, however, that, in the event that Parent's designees are appointed or elected to the Board of Directors of the Company, until the Effective Time, the Board of Directors of the Company shall have at least two (2) directors who are directors on the date hereof who are Independent Directors; provided further, that if there is in office only one Independent Director, the Board of Directors of the Company will take all reasonable action necessary to cause a person designated by the remaining Independent Director to fill such vacancy who shall be an Independent Director or, if no Independent Directors remain, the other directors shall designate two persons to fill the vacancies who shall be Independent Directors. The Company shall take all action requested by Parent necessary to effect any such election or appointment, including (A) increasing the size of the Board of Directors of the Company and (B) obtaining the resignation of such number of its current directors as is, in each case, necessary to enable such designees to be so elected or appointment to the Board of Directors of the Company in compliance with applicable Law (including, to the extent applicable prior to the Effective Time, Rule 10A-3 under the Exchange Act and Rule 4350(d)(2) of the National Association of Securities Dealers, Inc.). The Company shall take all action necessary to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board of Directors of the Company and (ii) each board of directors of each Subsidiary of the Company (and each committee thereof) that represents the same percentage as such individuals represent on the Board of Directors of the Company, in each case to the fullest extent permitted by applicable Law. The Company's obligations to appoint Parent's designees to the Board of Directors of the Company and committees of such Board of Directors shall be subject to Section 14(f) of the 1934 Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as
Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Parent shall supply to the Company in writing any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

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                                                                              62

      SECTION 6.10. Convertible Notes. From and after the Offer Closing, Parent shall, and shall cause the Surviving Corporation, to take all actions reasonably necessary to comply with the terms of the Indenture with respect to the Company Convertible Notes and the Registration Rights Agreement, dated as of March 28, 2007, by and among the Company and certain initial purchasers of the Company Convertible Notes.

      SECTION 6.11. Parent and Sub Financing. (a) Parent and Sub shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions described in the Debt Commitment Letter, including by using reasonable best efforts to (i) maintain in effect the Debt Commitment Letter, (ii) negotiate and enter into definitive agreements with respect to the Financing on the terms and conditions reflected in the Debt Commitment Letter, (iii) satisfy on a timely basis all conditions applicable to Parent and Sub in such definitive agreements that are within their control, (iv) enforce its rights under the Debt Commitment Letter, and (v) consummate the Financing at or prior to Offer Closing; provided that notwithstanding, and as an alternative to, the foregoing, Parent and Sub may in any case obtain alternative financing from alternative sources on terms that are not less favorable, in the aggregate, to Parent and Sub then the Financing contemplated by the Debt Commitment Letter ("New Debt Financing Commitments") ; provided further that any such New Debt Financing Commitments shall not (A) expand or adversely change in any material respect the conditions to the Financing set forth in the Debt Commitment Letter or (B) reasonably be expected to adversely impact the ability of Parent and Sub to perform their respective obligations under this Agreement. Upon and from and after such event, the term "Financing" as used herein shall be deemed to mean the Financing contemplated by the Debt Commitment Letter to the extent in effect at the time in question and the New Debt Financing Commitments to the extent then in effect. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter for any reason, as promptly as practicable following the occurrence of such event Parent and Sub shall use their reasonable best efforts to obtain alternative financing from alternative sources ("Alternative Financing") on terms that are not less favorable, in the aggregate, to Parent and Sub then the Financing contemplated by the Debt Commitment Letter as promptly as practicable following the occurrence of such event. Parent shall keep the Company reasonably apprised as to the status of, and any material developments relating to, the Financing.

      (b) Prior to the Closing, the Company agrees to use its reasonable best efforts to provide Parent and Sub with all cooperation reasonably requested by Parent in connection with the arrangement of the Financing contemplated by the Debt Commitment Letter or any Alternative Financing, including, without limitation, (A) using reasonable best efforts to assist in the preparation of confidential information memoranda and rating agency presentations with respect to the Financing or any Alternative Financing, (B) delivering such financial and statistical information and projections relating to the Company and its Subsidiaries as may be reasonably requested in connection with the Financing or any Alternative Financing, (C) using its reasonable best efforts to arrange for the Company's independent accountants to provide such assistance to Parent that may be reasonably required in respect of the Financing or any Alternative Financing (including the preparation of financial statements, pro forma financial statements and comfort letters, in each case in compliance with requirements for financings of this sort and otherwise reasonably satisfactory to the lenders), (D) making appropriate officers of the Company available for due diligence meetings and for participation in meetings with rating agencies and prospective lenders, (E) providing timely access to diligence materials and appropriate personnel to allow lenders and their representatives to complete all appropriate diligence, and (F) providing assistance with respect to the review and granting of security interests in collateral for the Financing or any Alternative Financing, and obtaining any consents associated therewith; provided, however, that the Company shall not be required to become party to any document related to the Financing or any Alternative Financing, or have any obligation with respect thereto, prior to the Effective Time; provided further that neither the Company nor any of its Subsidiaries shall be required to pay any commitment fee or similar fee with respect to the Financing or any Alternative Financing prior to the Effective Time.

      SECTION 6.12. Employee Benefits. Following the Effective Time, Parent shall arrange for each Company Benefit Plan participant who becomes a Parent employee (or an employee of any Parent subsidiary or affiliate) after the Effective Time (the "Transferred Employees") to be eligible for at least substantially the same benefits in the aggregate as those provided to similarly situated employees of Parent. Each Transferred Employee (including without limitation all eligible dependents) shall, to the extent permitted by law and applicable tax qualification requirements, receive credit including for eligibility to participate and vesting under Parent employee benefit plans for years of service with the Company (and its subsidiaries, affiliates, and predecessors) prior to the Effective Time (except where doing so would cause a duplication of benefits). If applicable, Parent shall cause any and all pre-existing condition (or actively at work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Transferred Employees and their eligible dependents in accordance with applicable laws and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year including the Effective Time for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent employee benefit plans or programs in which they are eligible to participate after the Effective Time. Nothing contained in this Agreement (including, without limitation, this Section 6.12) shall (i) amend, or be deemed to amend, any Company Benefit Plan, (ii) provide any person not a party to this Agreement with any right, benefit or remedy with regard to any Company Benefit Plan or a right to enforce any provision of this Agreement, or (iii) limit in any way the Surviving Corporation's ability to amend or terminate any Company Benefit Plan at any time.

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                                                                              64

      SECTION 6.13. Company 401(k) Plan. Prior to the Closing Date, the Company shall take all necessary steps to terminate the Company's Incorporated Savings and Deferred Profit Sharing Plan (the "401(k) Plan") and cease all future contributions to the 401(k) Plan, effective as of a date prior to the Closing Date (other than the repayment by 401(k) Plan participants of any outstanding loan).

      SECTION 6.14. FIRPTA Certificate. On or prior to the Effective Time, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

                                   ARTICLE VII

                              Conditions Precedent

      SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) Stockholder Approval. The Stockholder Approval shall have been obtained if required by applicable Law.

      (b) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction in the United States or any other jurisdiction in which Parent or the Company have material businesses or operations or have current plans to have material businesses or operations or other legal restraint or prohibition (collectively, "Legal Restraints") that has the effect of preventing the consummation of the Merger shall be in effect.

      (c) Purchase of Company Common Stock in the Offer. Sub shall have previously accepted for payment and paid for shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

      SECTION 8.01. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, upon written notice (other than in the case of Section 8.01(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 8.01 pursuant to which such termination is effected:

      (a) subject to Section 8.05, by mutual written consent of Parent, Sub and the Company;

            (b) by either Parent or the Company:

            (i) at any time prior to the Offer Closing, if the Offer shall have expired or been terminated without Sub accepting for payment any shares of Company Common Stock tendered pursuant to the Offer or the Offer Closing shall not have occurred, in either case for any reason prior to December 28, 2007 (the "Termination Date"); provided that, if the condition to consummation of the Offer set forth in lettered paragraph (b) of Exhibit A has not been satisfied by such date, then the Company shall have the right to extend the Termination Date until March 28, 2008 by written notice to Parent; provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Offer Closing to occur prior to such date and such action or failure to act constitutes a material breach of this Agreement; or

            (ii) if any Legal Restraint having the effect of preventing the consummation of the Offer or the Merger shall have become final and nonappealable; or

            (c) prior to the Offer Closing, by Parent, in the event an Adverse Recommendation Change has occurred;

            (d) prior to the Offer Closing, by Parent, in the event the Board of Directors of the Company fails to publicly reaffirm its recommendation of the Offer within five business days of a written request by Parent for such reaffirmation;

            (e) prior to the Offer Closing, by the Company, to immediately enter into a binding definitive agreement in respect of a Superior Proposal with a third party pursuant to and in accordance with Section 5.02(b); provided that the Company shall have paid any amounts due pursuant to Section 6.06(b) in accordance with the terms, and at the times, specified therein; or

            (f) prior to the Offer Closing, by Parent, if (i) the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in numbered paragraph (ii) of Exhibit A and (B) is incapable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the Termination Date, the Company does not commence efforts to cure such breach or failure within 10 business days after its receipt of written notice thereof from Parent and reasonably pursue such cure thereafter, or (ii) if any Legal Restraint that could reasonably be expected to result, directly or indirectly, in any Action of Divestiture shall be in effect and shall have become final and nonappealable; or

            (g) prior to the Offer Closing, by the Company, if (i) the representations and warranties of Parent and Sub contained in this Agreement that are qualified as to materiality are not true and correct (as so qualified), and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified are not true and correct in all material respects, in each case as of the date of this Agreement and as of the Offer Closing Time, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date, or (ii) Parent or Sub shall have failed to perform in all material respects any of its covenants or other agreements contained in this Agreement required to be performed by them under this Agreement at or prior to the Offer Closing, in each case, which breach or failure to perform is incapable of being cured by Parent or Sub by the Termination Date or, if capable of being cured by Parent by the Termination Date, Parent and Sub do not commence efforts to cure such breach or failure within 10 business days after their receipt of written notice thereof from the Company and reasonably pursue such cure thereafter.

      SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of the penultimate sentence of Section 6.02(a), Section 6.06, this
Section 8.02 and Article IX and except for any intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, liability for which shall not be affected by termination of this Agreement or any payment of the Termination Fee pursuant to Section 6.06(b)).

      SECTION 8.03. Amendment. Subject to Section 8.05, this Agreement may be amended by the parties hereto at any time, whether before or after the Offer Closing shall have occurred or the Stockholder Approval, if required by applicable Law, has been obtained; provided, however, that (a) after the Offer Closing, there shall be no amendment that decreases the Merger Consideration and
(b) after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, subject to the limitations set forth in this Agreement (including Section 1.01) and in Section 8.05, the parties may, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Stockholder Approval has been obtained, there shall be made no waiver that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party which specifically sets forth the terms of such extension or waiver. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

      SECTION 8.05. Approval of Independent Directors. Following the election or appointment of Parent's or Sub's designees pursuant to Section 6.09 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required for the Company to consent (a) to amend or terminate this Agreement, (b) to waive any of the Company's rights or remedies under this Agreement, (c) to extend the time for the performance of any of the obligations or other acts of Parent or Sub, or (d) to take any other action of the Company's Board of Directors under or in connection with this Agreement if such action would materially and adversely affect the holders of shares of Company Common Stock (other than Parent or Sub).

                                   ARTICLE IX

                               General Provisions

      SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 9.02. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by facsimile (receipt confirmed), or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 9.02):

      if to Parent or Sub, to:

      Western Digital Corporation
      20511 Lake Forest Drive
      Lake Forest, California 92630
      Facsimile: (949) 672-7837
      Attention: General Counsel
      with a copy to:

      O'Melveny & Myers LLP
      610 Newport Center Drive
      17th Floor
      Newport Beach, California 92660
      Facsimile: (949) 823-6994
      Attention: Jay Herron, Esq./Steve L. Camahort, Esq.

      if to the Company, to:

      Komag, Incorporated
      1710 Automation Parkway
      San Jose, California  95131
      Facsimile: (408) 944-9234
      Attention: Tim Harris

      with a copy to:

      Wilson Sonsini Goodrich & Rosati P.C.
      650 Page Mill Road
      Palo Alto, California 94304
      Facsimile: (650) 493-6811
      Attention: Larry W. Sonsini, Esq./Page Mailliard, Esq.

      SECTION 9.03. Definitions. For purposes of this Agreement:

      (a) "affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person;

      (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by applicable Law to close in Los Angeles, California;

      (c) "indebtedness" means, without duplication, (A) indebtedness for borrowed money, (B) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (C) amounts owing as deferred purchase price for the purchase of any property, (D) capital leases, or (E) guarantees with respect to any indebtedness or obligation of a type described in clauses (A) through (D) above of any other person.

      (d) as it relates to the Company, "knowledge" means, with respect to any matter in question, the actual knowledge of any officer of the Company;

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                                                                              69

      (e) "Material Adverse Effect" on or with respect to the Company means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on the business, assets, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, either individually or in the aggregate, shall be considered in determining whether a Material Adverse Effect has or would occur: (A) any facts, changes, developments, events, effects, conditions, occurrences, actions or omissions generally affecting (1) the industry in which the Company and its Subsidiaries operate to the extent they do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company and its Subsidiaries operate (for example, conditions generally affecting such industry arising out of terrorism or war or other similar events or arising out of force majeure (e.g. weather-related events), in each case to the extent they do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company and its Subsidiaries operate) or (2) the economy, or financial or capital markets, in the United States or elsewhere in the world to the extent they do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company and its Subsidiaries operate (for example, conditions generally affecting the economy, or financial or capital markets, arising out of terrorism or war or other similar events or arising out of force majeure (e.g. weather-related events), in each case to the extent they do not disproportionately affect the Company and its Subsidiaries, taken as a whole, in relation to other companies in the industry in which the Company and its Subsidiaries operate), (B) changes (after the date of this Agreement) in Law or in GAAP (or the interpretation thereof), (C) (1) any loss or departure of officers or other employees of the Company or any of its Subsidiaries, (2) the termination, reduction or other similar negative development in the Company's relationships with its customers, suppliers, distributors or other business partners, or (3) other facts, changes, developments, events, effects, conditions, occurrences, actions or omissions, in each case resulting from the announcement, pendency or consummation of the Offer, the Merger or the other transactions contemplated by this Agreement; provided that this clause (C) shall not be applicable with respect to facts, changes, developments, events, effects, conditions, occurrences, actions or omissions related to representations and warranties by the Company directly concerning the effect of the Offer, the Merger or the other transactions contemplated by this Agreement, (D) any facts, changes, developments, events, effects, conditions or occurrences resulting from the failure by the Company or its Subsidiaries to take any action prohibited by this Agreement, (E) any changes in the Company's stock price or the trading volume of the Company's stock, in and of itself (it being understood that the underlying cause of any such change may be taken into consideration in determining whether a Material Adverse Effect has or would occur), (F) any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or

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                                                                              70

forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the underlying cause of any such failure may be taken into consideration in determining whether a Material Adverse Effect has or would occur), (G) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) arising out of or related to the Offer, the Merger, this Agreement or any of the transactions contemplated by this Agreement, or (H) the matters set forth on Section 9.03(e) of the Company Letter;

      (f) "person" means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity; and

      (g) a "Subsidiary" of any person shall mean any other person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

      SECTION 9.04. Exhibits and Schedules; Interpretation. The headings contained in this Agreement or in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit or Schedule, such reference shall be to a Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. For all purposes hereof, the terms "include", "includes" and "including" shall be deemed followed by the words "without limitation". The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

      SECTION 9.05. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 9.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) together with the Exhibits hereto and the Company Letter, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, and
(b) except for the provisions of Section 6.05, is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise.

      SECTION 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

      SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

      SECTION 9.09. Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the

Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      SECTION 9.10. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.10.

      SECTION 9.11. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity.

      SECTION 9.12. Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing and executed and delivered to the other parties by a person duly authorized by such party to do so.

      SECTION 9.13. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

      IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                  WESTERN DIGITAL CORPORATION,

                                     By  /S/ JOHN F. COYNE
                                         ------------------------------
                                         Name: John F. Coyne
                                         Title: President and CEO

                                  STATE M CORPORATION,

                                     By /S/ TIM LEYDEN
                                        -------------------------------
                                        Name: Timothy M. Leyden
                                        Title: President

                                  KOMAG, INCORPORATED,

                                     By /S/ TIMOTHY HARRIS
                                        -------------------------------
                                        Name: Timothy D. Harris
                                        Title: Chief Executive Officer

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                                                       EXHIBIT A

                             CONDITIONS OF THE OFFER

            Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to, and Parent shall not be required to cause Sub to, accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless:

            (a) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which would represent a majority of the sum of (1) all shares of Company Common Stock outstanding as of the scheduled expiration of the Offer, plus (2) all shares of Company Common Stock issuable upon the exercise of all Company Stock Options and any other rights to acquire Company Common Stock (for the avoidance of doubt, excluding the Company Convertible Notes) outstanding as of the scheduled expiration of the Offer that both (i) have an exercise price or strike price less than the Offer Price and (ii) are vested as of the scheduled expiration of the Offer or would vest within two months after the scheduled expiration of the Offer assuming the satisfaction of the conditions to vesting set forth in the governing plans, agreements or other instruments and assuming consummation of the Offer (the "Minimum Tender Condition");

            (b) any waiting period (and any extension thereof) applicable to the Offer and the Merger under the HSR Act shall have been terminated or shall have expired and the other approvals or waiting periods listed on Section 7.01(b) of the Company Letter shall have been obtained or terminated or shall have expired; and

            (c) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to the effect that none of the matters set forth in numbered paragraphs
(ii) and (iii) below shall have occurred.

            Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to, and Parent shall not be required to cause Sub to, accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock tendered pursuant to the Offer if, at the expiration of the Offer, any of the following conditions exists:

            (i) there shall be in effect any Legal Restraint that has the effect of preventing the consummation of the Offer or the Merger;

            (ii) (A) (1) any of the representations and warranties of the Company set forth in Sections 4.01(c)(i), (c)(ii) and (g)(A) shall not be true in all respects (provided that the condition set forth in this paragraph (ii)(A)(1) with respect to Sections 4.01(c)(i) and (c)(ii) shall be deemed satisfied if the capitalization of the Company varies by less than 1.0% from the capitalization set forth in Sections 4.01(c)(i) or 4.01(c)(ii)); (2) any of the representations and warranties of the Company set forth in Section 4.01(r), (s), (t) or (u) that is qualified by materiality or "Material Adverse Effect" shall not be true and correct in all respects or any of the representations and warranties of the Company set forth in Section 4.01(r), (s), (t) or (u) that is not so qualified shall not be true and correct in all material respects, in each case at and as of the date of the Agreement and at the expiration of the Offer (as it may be extended from time to time) as though made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), or (3) any of the other representations and warranties of the Company set forth in the Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or Material Adverse Effect) shall not be true and correct in each case at and as of the date of the Agreement and at the expiration of the Offer (as it may be extended from time to time) as though made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or
      (B) the Company shall have failed to perform in all material respects all obligations required to be performed by it under this Agreement at or prior to the expiration of the Offer (as it may be extended from time to time pursuant to and in accordance with the terms of this Agreement);

            (iii) since the date of this Agreement, there shall have occurred a Material Adverse Effect on the Company that is continuing as of the expiration of the Offer (as it may be extended from time to time pursuant to and in accordance with the terms of the Agreement);

            (iv) there shall be pending any suit, action or proceeding brought by any Governmental Entity in the United States or any other jurisdiction in which Parent or the Company have material businesses or operations or have current plans to have material businesses or operations (A) challenging or seeking to restrain or prohibit the consummation of the Offer, Merger or any of the other transactions contemplated by this Agreement, or (B) seeking an Action of Divestiture;

            (v) there shall be in effect any Legal Restraint that could reasonably be expected to result, directly or indirectly, in any Action of Divestiture; or

            (vi) this Agreement shall have been terminated in accordance with its terms.

            The foregoing conditions shall be in addition to, and not a limitation of, the rights of Parent and Sub to terminate and/or modify the Offer pursuant to the terms of this Agreement.

            The foregoing conditions are for the sole benefit of Parent and Sub and may be asserted by Parent or Sub regardless of the circumstances giving rise to such condition and, subject to the terms of this Agreement, may be waived by Sub and Parent in whole or in part at any time and from time to time, in their sole discretion prior to the expiration of the Offer. The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.